Exhibit I.1

You are advised to read and understand the contents of this Rights Circular. If you are in any doubt about the actions to be taken, you should consult your Stockbroker, Accountant, Banker, Solicitor or any other professional adviser for guidance immediately. Investors are advised to note that liability for false or misleading statements or acts made in connection with the Rights Circular is provided in sections 85 and 86 of the Investments and Securities Act No 29, 2007 (the “Act”)

For information concerning certain risk factors which should be considered by prospective investors, see Risk Factors on Pages 27 to 30.

Guinness Nigeria Plc

                                          RC771

Rights Issue of

684,494,631 Ordinary Shares of 50 kobo each at

₦58.00 per Share

on the basis of 5 new Ordinary Shares

for every 11 Ordinary Shares held as at the close of business on

Wednesday, 15 March 2017

The rights being offered in this Rights Circular are tradable on the floor of The Nigerian Stock Exchange for the duration of the Issue

Payable in full on Acceptance

ACCEPTANCE LIST OPENS: MONDAY, 24 JULY 2017

ACCEPTANCE LIST CLOSES: WEDNESDAY, 30 AUGUST 2017

Issuing House:

                                                   RC1031358

This Rights Circular and the securities which it offers have been cleared and registered by the Securities and Exchange Commission. The Investments and Securities Act No 29, 2007 provides for civil and criminal liabilities for the issue of a Rights Circular which contains false or misleading information. The clearance and registration of this Rights Circular and the securities which it offers do not relieve the parties of any liability arising under the Act for false and misleading statements or for any omission of a material fact in this Rights Circular.

This Rights Circular is dated Tuesday, 04 July 2017

IMPORTANT NOTICES

Notice to Shareholders outside Nigeria

The distribution of this Rights Circular and the offer of the Shares in certain jurisdictions may be restricted by law. No action has been taken by the Issuer or the Issuing House that would permit a public offer of shares or possession, publication or distribution of this Rights Circular (or any other offer or publicity material or application form relating to the Issue) in any jurisdiction where action for the purpose is required, other than in Nigeria and the United States, excluding California, subject to the “Notice to Residents of the United States” and “Notice to Residents of California” below. Persons into whose possession this Rights Circular comes should inform themselves about and observe such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This Rights Circular does not constitute an offer of, or an invitation to subscribe or purchase, any shares being offered in any jurisdiction in which such an offer would be unlawful.

Forward Looking Statements

Certain statements in this Rights Circular may constitute forward looking statements that involve a number of risks and uncertainties. These forward looking statements include statements regarding the Company’s intentions, beliefs or current expectations concerning, amongst other things, the Company’s strategies, future plans and the industry in which it operates. Prospective investors should be aware that forward looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which it operates may differ materially from those made in or suggested by the forward looking statements contained in this Rights Circular. Actual results could differ materially from those contained in such forward-looking statements as a result of a variety of factors, including the risks discussed in “Risk Factors” included in this Rights Circular.

Notice to Residents of the United States

The securities to be offered have not been, and will not be, registered with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or with any securities regulatory authority of any state or other jurisdiction in the United States, in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Rule 801 thereunder. Neither the U.S. Securities and Exchange Commission nor any U.S. State Securities Commission has approved or disapproved of the securities to be offered or passed upon the adequacy or accuracy of this Rights Circular. Any representation to the contrary is a criminal offence in the United States.

The offer will be made for the securities of a limited liability company incorporated under the laws of the Federal Republic of Nigeria. The offer is subject to the disclosure requirements of the Federal Republic of Nigeria which are different from those of the United States. The financial statements included in this Rights Circular have been prepared in accordance with accounting standards applicable in Nigeria and thus may not be comparable to financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since Guinness Nigeria is located outside the United States and some or all of its officers and directors may be resident outside the United States. You may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Notice to Residents of California

The Rights Issue is being made to residents of the United States in reliance on an exemption from the registration requirements of the U.S. Securities Act. However, the offer is not available to any person resident or located in California. Accordingly, no offer of securities is being made to any person resident or located in California in connection with the Rights Issue and any person resident or located in California is prohibited from participating in the Rights Issue.

CONTENTS

DEFINITIONS		4

ABRIDGED INDICATIVE TIMETABLE		6

CORPORATE DIRECTORY		7

SUMMARY OF THE RIGHTS ISSUE		8

THE RIGHTS ISSUE		12

DIRECTORS, SECRETARY AND PARTIES TO THE ISSUE		13

THE CHAIRMAN’S LETTER		14

OVERVIEW OF GUINNESS NIGERIA		16

1.	HISTORICAL OVERVIEW	16
2.	PRODUCT OFFERING	16
3.	STRENGTHS	19
4.	FUTURE PLANS	20
5.	BOARD OF DIRECTORS	22
6.	THE BREWERY INDUSTRY IN NIGERIA	25
7.	RISK FACTORS	27

LETTER FROM THE DIRECTORS ON THE GOING CONCERN STATUS		31

LETTER FROM THE AUDITORS ON THE GOING CONCERN STATUS		32

FINANCIAL INFORMATION		33

1.	STATEMENT OF FINANCIAL POSITION	34
2.	STATEMENT OF PROFIT AND LOSS AND OTHER COMPREHENSIVE INCOME	35
3.	STATEMENT OF CASH FLOWS	36

STATUTORY AND GENERAL INFORMATION		37

1.	INCORPORATION AND SHARE CAPITAL HISTORY	37
2.	SHAREHOLDING STRUCTURE	38
3.	DIRECTORS’ BENEFICIAL INTERESTS	38
4.	INDEBTEDNESS	39
5.	OFF BALANCE SHEET ITEMS	39
6.	CLAIMS AND LITIGATION	39
7.	PURPOSE OF ISSUE AND USE OF PROCEEDS	40
8.	COSTS AND EXPENSES	40
9.	MATERIAL CONTRACTS	41
10.	UNCLAIMED DIVIDENDS	41
11.	OVERVIEW OF CORPORATE GOVERNANCE	41
12.	RESEARCH AND DEVELOPMENT	42
13.	MERGERS AND TAKEOVERS	42
14.	RELATIONSHIP BETWEEN THE COMPANY AND ITS ADVISERS	42
15.	RELATED PARTY TRANSACTIONS	42
16.	DECLARATIONS	43
17.	CONSENTS	44
18.	DOCUMENTS AVAILABLE FOR INSPECTION	44

PROVISIONAL ALLOTMENT LETTER		46

RECEIVING AGENTS		49

PARTICIPATION FORM		50

3

DEFINITIONS

In this document, unless otherwise stated or clearly indicated by the context, the following words have the meanings stated opposite them.

“ABV”	Alcohol by Volume

“Acceptance List”	Period during which shareholders may subscribe to the Issue

“CAGR”	Compound Annual Growth Rate

“CAMA”	Companies and Allied Matters Act Cap C20 Laws of the Federation of Nigeria 2004

“CGRS”	Corporate Governance Rating System

“CBN”	Central Bank of Nigeria

“CSCS”	Central Securities Clearing System Plc

“Diageo”	Diageo plc, a company incorporated in England being the ultimate holding company of Guinness Nigeria

“Directors” or the “Board”	The members of the Board of Directors of Guinness Nigeria who at the date of this document are those persons whose names are set out on page 13 of this Rights Circular

“Federal Government” or “FGN”	Federal Government of Nigeria

“Guinness Nigeria” or the “Company”	Guinness Nigeria Plc

“IFRS”	International Financial Reporting Standards

“ICLS”	Irredeemable Convertible Loan Stock

“ISA”	Investments and Securities Act No. 29, 2007

“Issue” or “Rights Issue”	The Rights Issue by way of provisionally allotted rights to shareholders whose names appear on the Register of Members of the Company as at the close of business on 15 March 2017, of 684,494,631 Ordinary Shares of 50 kobo each in the Company, on the basis of 5 new Ordinary Shares for every 11 Ordinary Shares held by them on that date

“Issuing House”	Stanbic IBTC Capital Limited

“Management”	Management of Guinness Nigeria

“NAFDAC”	National Agency for Food and Drug Administration and Control

“NEFT”	NIBSS Electronic Funds Transfer

“NIBSS”	Nigeria Inter-Bank Settlement System

“NOTAP”	National Office for Technology Acquisition and Promotion

“Ordinary Shares”	The ordinary shares of 50 kobo each in the Company held by the ordinary shareholders of the Company

4

DEFINITIONS

“Participation Form”	Form that must be duly completed by each shareholder in order to participate in the Rights Issue

“Receiving Agents”	Any of the institutions listed on page 47 of this Rights Circular to which shareholders may return their completed Participation Forms together with payment/evidence of payment

“Receiving Bank”	Stanbic IBTC Bank Plc

“Register of Members”	The register that records the names and addresses of the ordinary shareholders of the Company

“Registrars”	Veritas Registrars Limited

“Rights Circular”	This document, which is issued in accordance with the rules and regulations of the Commission

“SEC” or “the Commission”	Securities and Exchange Commission

“Solicitors”	Aluko & Oyebode

“SON”	Standards Organisation of Nigeria

“Stockbrokers”	Stanbic IBTC Stockbrokers Limited

“The NSE” or “The Exchange”	The Nigerian Stock Exchange

“U.S. Securities Act”	United States Securities Act of 1933, as amended

“Working Day”	Any day other than a Saturday, Sunday or official public holiday declared by the Federal Government of Nigeria from time to time

5

ABRIDGED INDICATIVE TIMETABLE

The dates below, which reflect principal events of the Rights Issue, are indicative only and subject to change without notice:

DATE	ACTIVITY	RESPONSIBILITY
24 July 2017	Acceptance List opens/Trading in Rights begins	Issuing House/Stockbrokers

30 August 2017	Acceptance List closes/Trading in Rights closes	Issuing House/Stockbrokers

06 September 2017	Receiving Agents make returns	Issuing House/Receiving Agents/Registrars

19 September 2017	File allotment proposal and draft newspaper announcement with SEC	Issuing House

26 September 2017	Receive SEC’s clearance of allotment proposal	Issuing House

28 September 2017	Pay net Issue proceeds to Guinness Nigeria	Receiving Bank

28 September 2017	Publish Allotment announcement	Issuing House

28 September 2017	Return surplus/rejected application monies	Issuing House/Registrars

12 October 2017	Distribute share certificates/credit CSCS accounts	Registrars

12 October 2017	Forward Declaration of Compliance to The Exchange	Stockbrokers

16 October 2017	Listing of new Guinness Nigeria shares/trading commences	Stockbrokers

25 October 2017	Forward Issue summary report to SEC	Issuing House

6

CORPORATE DIRECTORY

Guinness Nigeria is a beverage producer with business locations as follows:

1.	Head Office and Registered Address

24, Oba Akran Avenue

Ikeja

Lagos

+234 1 270 9100

www.guinness-nigeria.com

2.	The addresses of Guinness Nigeria’s other business locations are as follows:

	Location	Address
1	Aba	Osisioma Industrial Layout, Aba, Abia State
2	Benin City	Benin-Asaba Road, Oregbeni Industrial Estate, Ikpoba Hill, Benin City, Edo State
3	Ikeja	5, Akanni, Doherty Street, off Oba Akran Avenue, Ikeja, Lagos State
4	Ogba	Acme Road, Industrial Estate, Ogba, Lagos State

7

SUMMARY OF THE RIGHTS ISSUE

This summary draws attention to information contained elsewhere in this Rights Circular; it does not contain all of the information you should consider in making your investment decision. You should therefore read this summary together with the more detailed information, including the financial summary elsewhere in this Rights Circular.

1.	Issuer:	Guinness Nigeria Plc.

2.	Issuing House:	Stanbic IBTC Capital Limited.

3.	Share Capital: Authorised:	₦1,250,000,000 divided into 2,500,000,000 Ordinary Shares of 50 kobo each.

	Issued and fully paid:	₦752,944,094 divided into 1,505,888,188 Ordinary Shares of 50 kobo each.

	Now being issued:	684,494,631 Ordinary Shares of 50 kobo each at ₦58.00 per share.

	Gross Issue Proceeds:	₦39,700,688,598

4.	Purpose:	The Rights Issue is being undertaken to enable Guinness Nigeria optimise its capital structure by deleveraging its balance sheet, thereby reducing financing costs.

5.	Use of Proceeds:

The net Issue proceeds estimated at ₦38,769,419,010, after the deduction of the estimated Issue costs of ₦931,269,588 (representing 2.35% of the Issue proceeds), will be applied towards the repayment of the Company’s various outstanding loan obligations. The loans were obtained to fund the Company’s working capital needs and to expand its operations. It is estimated that this will be concluded in Q4 2017.

The shareholder resolution approving the Rights Issue provides that any outstanding convertible loan, shareholder loan or other loan facility due to any person from the Company may be applied towards payment for any rights or shares subscribed for by such person under the Rights Issue.

A more detailed description of the use of proceeds is provided on page 39.

6.	Capacity Utilisation:	As at 30 June 2016, the average capacity utilisation for beer and spirits were approximately 54% and 41% respectively.

7.	Method of Issue:	By way of rights to existing shareholders.

8.	Provisional Allotment:	5 new Ordinary Shares for every 11 Ordinary Shares of 50 kobo each held as at the close of business on 15 March 2017 for those shareholders whose names appear on the Register of Members and transfer books of the Company as at that date.

9.	Issue Price per share:	₦58.00.

10.	Payment:	In full on acceptance.

11.	Market capitalisation at Rights Issue Price (Pre-Issue):	₦87,341,514,904.

12.	Market capitalisation at Rights Issue Price (Post-Issue):	₦127,042,203,502.

13.	Opening Date:	24 July 2017.

8

SUMMARY OF THE RIGHTS ISSUE

14.	Closing Date:	30 August 2017.

15.	Application for Additional Shares:	Ordinary Shares which are not taken up by 30 August 2017 will be allotted on a pro-rata (equal) basis to existing shareholders who applied and paid for additional shares over and above their provisional allotment. Shareholders who do not accept their provisional allotment in full, may have their shareholding in the Company diluted.

16.	Underwriting:	This Issue is not underwritten.

17.	Financial Summary:

	Unaudited 9	₦’millions
	months ended	---------------------->Audited year ended<------------------------
	31 Mar 2017	30 Jun 2016	30 Jun 2015	30 Jun 2014	30 Jun 2013	30 Jun 2012
Revenue	89,873	101,973	118,496	109,202	122,464	116,462
Profit before taxation	(2,464)	(2,347)	10,795	11,682	17,009	20,383
Profit/(loss) after taxation	(2,555)	(2,016)	7,795	9,574	11,864	14,215
Retained earnings	28,638	31,946	38,609	35,329	36,306	36,266
Share capital	753	753	753	753	753	738
Equity	38,363	41,661	48,341	45,062	46,039	38,612
Total assets	156,339	136,992	122,247	132,329	121,061	106,010
Basic Earnings per share (kobo)	(170)	(134)	518	636	793	964
Diluted Earnings per share (kobo)	(170)	(134)	518	636	793	964

18.	Quotation:	Guinness Nigeria’s entire issued and paid-up share capital is listed on The Exchange. An application has been made to The Council of The Exchange for the admission to its Daily Official List of the 684,494,631 Ordinary Shares being offered by way of rights.

19.	Status:	The new ordinary shares being issued will rank pari passu in all respects with the existing issued Ordinary Shares of the Company.

20.	Indebtedness:	As at 30 June 2016, the Company had an outstanding debt balance of ₦36.23 billion, which included:

• Unsecured term loan obtained at an interest rate of 14% • Outstanding balance of ₦3.08 billion
• Unsecured term loan obtained at an interest rate of 90-days NIBOR plus 1%
• Outstanding balance of ₦4.59 billion
• Unsecured term loan obtained at an interest rate of 11.5%
• Outstanding balance of ₦5.25 billion
• Unsecured term loan obtained at an interest rate of 12%
• Outstanding balance of ₦1.53 billion
• Finance leases obtained at interest rates between 7.2% and 15.5%

9

SUMMARY OF THE RIGHTS ISSUE

• Outstanding balance of ₦3.16 billion
• Loan of US$26.1 million valued at ₦7.36 billion obtained from a related party at an interest rate of average 3 month LIBOR + 4.75%

•       Commercial Paper (CP) of ₦11.27 billion consisting of 180-day and 270-day CPs of ₦6.175 billion and ₦5.095 billion respectively. The notes were unsecured and discounted at a nominal rate of 9.76% per annum for 180-day CP and a range of 10.38% and 12.49% per annum for 270-day CP

21.	Claims and Litigation:	The Company in the ordinary course of business is presently involved in 50 (fifty) cases. A total number of 44 (forty-four) cases have been instituted against the Company, whilst 6 (six) cases have been instituted by the Company.

The total amount claimed in the 44 (forty-four) cases instituted against the Company is estimated at ₦955,973,502,190.85 (nine hundred and fifty-five billion, nine hundred and seventy-three million, five hundred and two thousand, one hundred and ninety naira, eighty-five kobo), while the total amount claimed in the 6 (six) cases instituted by the Company is estimated at ₦154,202,093.74 (one hundred and fifty-four million, two hundred and two thousand, ninety-three naira, seventy-four kobo).

In addition, in 4 (four) of the cases instituted by the Company, an amount of ₦288,700,754.75 (two hundred and eighty-eight million, seven hundred thousand, seven hundred and fifty-four naira, seventy-five kobo) is being counterclaimed by the defendants against the Company.

The Solicitors are of the opinion that the contingent liability that may arise against the Company from the cases and/or claims currently pending against the Company is not likely to exceed ₦998,553,448.30 (nine hundred and ninety-eight million, five hundred and fifty three thousand, four hundred and forty-eight naira, thirty kobo).

The Directors of the Company are of the opinion that the aforementioned cases are not likely to have any material adverse effect on the Company or the proposed Rights Issue and are not aware of any other pending and/or threatened claims or litigation, which may be material to the Rights Issue.

The Solicitors are also of the view that the aforementioned cases would not adversely affect the Company or the Rights Issue.

22.	Settlement:	The CSCS accounts of shareholders will be credited not later than 15 working days from the date of allotment. Shareholders are hereby advised to state the name of their respective stockbrokers, their Clearing House Numbers and CSCS account numbers in the relevant spaces on the Participation Form. Certificates for shareholders that do not provide their CSCS account details will be dispatched by registered post not later than 15 working days from the date of allotment.

10

SUMMARY OF THE RIGHTS ISSUE

23.	U.S. Holders	U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce or transfer rights only in accordance with Regulation S under the U.S. Securities Act.

Each person who is a U.S. holder (as defined in Rule 800 under the U.S. Securities Act) who takes up, delivers or otherwise transfers rights or purchases, trades or otherwise deals in rights will be deemed, by accepting delivery of this Rights Circular or of the rights or new Ordinary Shares offered hereby or by otherwise participating in the Rights Issue, to have represented and agreed that:

a. if such rights were not allocated to such person in the Rights Issue, such person has acquired such rights in accordance with Regulation S under the U.S. Securities Act; and

b.     such person has not offered, sold, pledged or otherwise transferred, and will not offer, sell, pledge or otherwise transfer, rights except in accordance with Regulation S under the U.S. Securities Act.

11

THE RIGHTS ISSUE

A copy of this Rights Circular and the documents specified herein have been delivered to the Securities and Exchange Commission for clearance and registration.

This Rights Circular is issued in compliance with the provisions of the Investments and Securities Act No 29, 2007, the rules and regulations of the Commission and the listing requirements of The Exchange and contains particulars in compliance with the requirements of the Commission and The Exchange for the purpose of giving information to the public with regards to the Rights Issue of 684,494,631 Ordinary Shares of Guinness Nigeria Plc by Stanbic IBTC Capital Limited. An application has been made to the Council of The Exchange for the admission to its Daily Official List of the 684,494,631 Ordinary Shares being offered via the Rights Issue.

The Directors of Guinness Nigeria individually and collectively accept full responsibility for the accuracy of the information contained in this Rights Circular. The Directors have taken reasonable care to ensure that the facts contained herein are true and accurate in all respects and confirm, having made all reasonable enquiries that to the best of their knowledge and belief, there are no material facts the omission of which would make any statement herein misleading or untrue.

The shares to be issued by the Company pursuant to the Rights Issue will rank pari passu in all respects with the existing issued Ordinary Shares of the Company.

STANBIC IBTC CAPITAL LIMITED

                                                 RC1031358

on behalf of

GUINNESS NIGERIA PLC

                                       RC771

is authorised to receive acceptances for the

RIGHTS ISSUE OF

684,494,631 ORDINARY SHARES OF 50 KOBO EACH

AT ₦58.00 PER SHARE

on the basis of 5 new Ordinary Shares for every 11 Ordinary Shares held as at the close of business on Wednesday, 15 March 2017

Payable in full on Acceptance

The Acceptance List for the shares now being issued will open on Monday, 24 July 2017 and close on Wednesday, 30 August 2017.

SHARE CAPITAL AND RESERVES OF THE COMPANY AS AT 31 MARCH 2017

		₦’000
AUTHORISED	2,500,000,000 Ordinary Shares of 50 kobo each	1,250,000

ISSUED AND FULLY PAID	1,505,888,188 Ordinary Shares of 50 kobo each	752,944

EQUITY	Share Capital	752,944
	Share Premium	8,961,346
	Retained Earnings	28,638,259

	TOTAL EQUITY	38,352,549

12

DIRECTORS, SECRETARY AND PARTIES TO THE ISSUE

Directors

Mr Babatunde Abayomi Savage, FCA (Chairman)

5 Sowemimo Street

Ikeja GRA

Lagos

Mr Rory John O’Keeffe (Vice Chairman)

5 Northshore

The Grove Greystones

Cowicklow

Ireland

Mr Peter Ndegwa (Managing)

24 Oba Akran Avenue

Ikeja

Lagos

Mr Ronald Plumridge (Executive)

24 Oba Akran Avenue

Ikeja

Lagos

Mrs Zainab Abdurrahman

NNPC Senior Staff Quarters

Garki

Abuja

Mr Leo Breen

44 Marshals Drive

St Albans

United Kingdom

Ambassador Sunday Thomas Dogonyaro, OON, mni

Plot 64 Buhari Bala Street

Off Ibrahim Gambari Crescent

Katampe Extension

Abuja

Ms Ngozi Edozien

Waterfront Court, B1 Mambilla Close

Osborne Estate

Ikoyi

Lagos

Professor Joseph Ogbonnaya Irukwu, SAN

24A Muri Okunola Street

Victoria Island

Lagos

Dr Omobola Olubusola Johnson

Lakeview court

2nd Street, Osborne Foreshore Estate

Ikoyi

Lagos

Mr Bismarck Jemide Rewane

3 Olosa Street

Ikoyi

Lagos

Company Secretary

Mr Rotimi Odusola

24 Oba Akran Avenue

Ikeja

Lagos

Issuing House

Stanbic IBTC Capital Limited

I.B.T.C. Place

Walter Carrington Crescent

Victoria Island

Lagos

Stockbroker

Stanbic IBTC Stockbrokers Limited

I.B.T.C. Place

Walter Carrington Crescent

Victoria Island

Lagos

Solicitors

Aluko & Oyebode

1 Murtala Muhammed Drive

Ikoyi

Lagos

Auditors

PricewaterhouseCoopers

Landmark Towers

Plot 5B Water Corporation Road

Victoria Island

Lagos

Registrars

Veritas Registrars Limited

Plot 89A Ajose Adeogun Street

Victoria Island

Lagos

Receiving Bank

Stanbic IBTC Bank Plc

I.B.T.C. Place

Walter Carrington Crescent

Victoria Island

Lagos

13

THE CHAIRMAN’S LETTER

The following is the text of a letter received by Stanbic IBTC Capital Limited from Mr Babatunde Abayomi Savage, FCA, Chairman, Board of Directors of Guinness Nigeria Plc.

04 July 2017

Dear Shareholders

RIGHTS ISSUE OF 684,494,631 ORDINARY SHARES OF 50 KOBO EACH AT ₦58.00 IN GUINNESS NIGERIA PLC

2016 was a challenging year for the Nigerian economy and indeed the operating environment. The fall in global crude oil prices, with the disruptive activities of militants in the Niger Delta have negatively impacted crude oil production volumes resulting in a significant decline in Nigeria’s foreign exchange (“FX”) revenues and foreign reserves. The persistent shortage in FX necessitated a currency devaluation which led to difficulties in importing raw materials and rising finance costs.

As part of its continued support for Guinness Nigeria, Diageo made available, by way of an intercompany loan, a US$95 million facility to help Guinness Nigeria manage its FX related obligations. The Company’s gearing ratio increased by over 90% and 137% as at 30 June 2016 and 31 December 2016 respectively, and the impact of currency devaluation on its FX denominated loan has increased finance costs by about 39% and 166% as at 30 June 2016 and 31 December 2016 respectively.

The currency devaluation, foreign exchange scarcity and volatility, higher interest rates, a decline in real GDP, weak financial markets and increase in cost of imported raw materials have all contributed to the declining financial performance of the Company. The Company’s profit after tax declined from a profit of ₦7.8 billion in financial year 2015 to a loss of ₦2 billion in financial year 2016 and a further loss of ₦4.7 billion for the 6 months ended 31 December 2016.

In order to reverse the recent losses by Guinness Nigeria and return it to profitability, the Company has embarked on a number of restructuring initiatives. It has since increased the sourcing of its raw materials locally, deepened partnerships with local distributors, reduced prices to grow volumes and gain market share, enhanced operational efficiencies and broadened its product portfolio to meet shifting consumer preferences and enable it compete more effectively. The Company also intends to deleverage its balance sheet by the injection of equity capital via a rights issue.

The Company’s unique competitive advantage in terms of its Total Beverage Alcohol portfolio, consistent strong support from Diageo, world class local production assets, scalable beer operating model, and strong corporate governance standards within its Board and Management, sets it apart as an excellent investment opportunity.

We believe the Rights Issue will reposition the Company to deliver on its strategic objectives and give all shareholders a unique opportunity to increase their shareholding.

We were pleased with the impressive attendance of shareholders at the Extra-ordinary General Meeting of the Company held on 24 January 2017, where you authorized the Directors of the Company to raise additional capital by way of rights to existing shareholders.

At a subsequent meeting of the Directors held on 10 March 2017, the Board authorized the Rights Issue of 684,494,631 ordinary shares at ₦58.00 per share. The additional capital will enable the Company pay down some of its existing debt including its FX related obligations and pursue high growth expansionary business opportunities.

All necessary arrangements have now been concluded for the Rights Issue which will be offered to shareholders whose names appeared in the Company’s register of members as at 15 March 2017, in the proportion of 5 new ordinary share(s) for every 11 ordinary shares held by them on that date. We

14

THE CHAIRMAN’S LETTER

have received approvals from the Securities and Exchange Commission for the registration of the shares and listing approval has been granted by The Nigerian Stock Exchange. The shares will rank pari passu in all respects with the existing issued shares of the Company.

The Rights Circular contains our Company’s history, strengths and future plans, general information relating to our Company and summary financial information for the last five years and management accounts for the period ended 31 March 2017. The Rights Circular also contains a provisional allotment letter from the Company Secretary, which provides full instructions for the acceptance, payment and renunciation of your rights to the provisional allotment.

Full participation in the Rights Issue is critical for achieving the Company’s long term growth strategy. Diageo has indicated its willingness to fully take up its rights to demonstrate its unwavering commitment to the success of the Company. I, therefore, encourage you to carefully consider the opportunity to exercise your rights in full, to reaffirm your support for our Company and as a declaration of your continued confidence in its growth potential.

Yours faithfully

Babatunde Abayomi Savage, FCA

Chairman

15

OVERVIEW OF GUINNESS NIGERIA

1.	HISTORICAL OVERVIEW

Guinness Nigeria was incorporated on 29 April 1950 as a private limited liability company, trading in the Guinness Stout brand imported from Ireland. In 1962, the Company built its first brewery in Ikeja, Lagos State, to satisfy the growing demand for its products, making it the first Guinness brewery outside the British Isles and the third in the world. The Company converted to a public limited liability company in 1965 and its shares were subsequently listed on The Nigerian Stock Exchange with 1,200 shareholders.

Steady growth in markets for Guinness Stout and Harp Lager over the years prompted the Company to increase its installed capacity by building three additional breweries in Nigeria. In 1974, the Company built a second brewery in Benin, Edo State, where it commenced the production of the popular brand, Harp Lager beer. This facility was later expanded to accommodate a third stout brewery, commissioned in 1978. In 1982, a fourth brewery was built in Ogba, Lagos State, to brew Harp Premium Lager beer and was further expanded to include Guinness Stout and other products.

In 2011, the Benin and Ogba breweries were expanded to increase capacity, through a ₦55 billion investment. Guinness Nigeria has an installed production capacity of 7.8 million hectolitres and 0.6 million hectolitres for beer and spirits respectively. In 2013, the Company commenced local manufacturing of mainstream spirits in its Ogba brewery and subsequently in its Benin brewery in 2016. The Company’s estimated capacity utilisation for beer and spirits is 54% and 41% respectively. The breweries are strategically located to enable efficient delivery across the country and are amongst the top modern and technologically driven breweries in Africa.

Guinness Nigeria is a subsidiary of Diageo which holds a 54.3% equity stake in the Company, through Guinness Overseas Limited and Atalantaf Limited. Diageo is the world’s leading premium drinks business with an outstanding collection of beverages and alcoholic brands across spirits, wines and beer categories, trading in over 180 markets around the world.

Diageo has provided both technical and financial assistance to the Company since inception. Specifically, Diageo has provided access to the technological, marketing and managerial expertise that resides in Diageo’s international operations.

2.	PRODUCT OFFERING

Guinness Nigeria offers a broad portfolio of market-leading brands that align with favourable long-term consumer trends in the value, mainstream and premium segments. The Company is the only brewer in Nigeria with a portfolio of products across all segments of beer and malt, alcoholic and non-alcoholic premium drinks, mainstream spirits and international premium spirit brands.

Guinness Nigeria recently acquired the distribution rights to Diageo’s international premium spirit brands in Nigeria. Key brands include Johnnie Walker, Baileys, Smirnoff Vodka and Cîroc Vodka. The Company was granted the right to distribute and manufacture McDowell’s No. 1, a mainstream spirits brand of United Spirits Limited, the largest spirits business in India, also a subsidiary of Diageo. This new portfolio of diverse brands makes Guinness Nigeria the only Total Beverage Alcohol business in Nigeria with the experience and capacity to cater for the needs of all adult consumer segments.

The Company’s key brands are described below:

Beers

•	Guinness Foreign Extra Stout

Guinness Foreign Extra Stout is the leading brand of Guinness Stout, and is well known for its distinct bold taste. The premium beer was first introduced to West Africa in 1827. Nigeria is one of the largest Guinness Stout markets in the world.

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•	Guinness Extra Smooth

First launched in Nigeria in July 2005. Guinness Extra Smooth is packaged in a 45cl returnable bottle with a very attractive embossed label. Its basic raw materials are maize and sorghum which are sourced locally.

•	Guinness Africa Special

Guinness Africa Special is the latest addition into the Guinness portfolio in the last 10 years. It was launched regionally in November 2016, as a recruitment brand for the Guinness trademark targeted at the new generation of drinking audience. Guinness Africa Special is made of more, as it contains a smooth blend of herbs and spices giving it a crisp taste that is refreshingly different. At 5% ABV, Guinness Africa Special is easy to drink, hence making it a delight amongst beer drinkers.

•	Dubic

Dubic Extra Lager is a value lager with 40 years of Nigerian heritage. Guinness Nigeria re-launched Dubic in April 2012. Dubic is made to world class standards with wholly local ingredients for a unique and refreshing taste.

•	Harp

Harp Premium Lager is a Nigerian beer brand with Irish roots and was first brewed in Nigeria by Guinness Nigeria in 1974. Harp is a 4 time winner of the La Monde gold quality award.

•	Satzenbrau

Satzenbrau Premium Pilsner Lager was re-launched into the Nigerian market in 2006. Known for its international heritage, Satzenbrau is specially brewed and extra-filtered to meet the taste of lager consumers. This brand is Guinness Nigeria’s fastest growing brand, reflecting its wide acceptance among consumers in the value lager segment.

Spirits

•	Johnnie Walker Black Label

With its origins in the 1870s Old Special Highland Whisky, Johnnie Walker Black Label became “Black Label” in 1909. Johnnie Walker Black Label draws whisky from a select number of the finest distilleries across Scotland.

•	Johnnie Walker Red Label

Johnnie Walker Red Label is one of the world’s best-selling Scotch whiskies. It is renowned for its bold taste balanced to shine through even when mixed.

•	Johnnie Walker Blue Label

This is the most prestigious Johnny Walker whisky. It is made up of the finest old-aged malt and grain whiskies and is created using some of rarest casks from the Johnnie Walker stocks, the largest in the world.

•	Cîroc Vodka

Launched in 2003, Cîroc vodka is one of the world’s most sophisticated vodka. The drink comes in various flavours including Amaretto, Coconut, Red Berry, Pineapple and Peach.

•	Smirnoff Vodka

Smirnoff Vodka is one of the world’s bestselling premium vodkas. It is created through a unique process involving three distillations for purity and ten filtration stages to deliver exceptional smoothness.

•	Baileys

Baileys was launched in 1974. It was the most successful launch of a new spirit over the last 30 years and is today, one of the world’s best-selling liqueurs. Baileys is produced using the best quality ingredients – fresh Irish dairy cream and Irish whisky.

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•	Orijin Bitters

Orijin Bitters exist to promote the vibrancy of modern African culture. It is the first ever premium bitters brand in Africa. It was launched in 2013 and is targeted at emerging middle class consumers of mainstream spirits.

•	McDowell’s No. 1

McDowell’s has been part of history since 1898 and is currently the No.1 selling ‘international’ spirit today in Nigeria within the whisky category. An expert blend that is deliberately made to be enjoyed with friends.

•	Gordon’s gin

Alexander Gordon explored the world for ideal ingredients for his gin. After careful searching and selection, he found the perfect mix of herbs and spices (botanicals) to create Gordon’s gin in 1769. Gordon’s is the world no.1 gin drink. Share a Gordon’s gin and tonic with friends.

•	Master’s Choice

Master’s Choice is a premium spirit blend with whisky flavours. Launched in 2013, it comes in 75cl glass and 20cl Polyethylene Terephthalate container.

Ready-To-Drink

•	Smirnoff Ice

Smirnoff Ice is a brand extension of Smirnoff Vodka. It was launched into the Ready-To-Drink market in 2006. Smirnoff Ice is broadly known for its outlook and appeal.

•	SNAPP

SNAPP was introduced into the Ready-to-Drink category in 2012. It is a premium naturally refreshing apple-flavoured alcoholic drink specially produced for the light drinking segment.

•	Orijin

Inspired by the tradition of herbal drinks, Orijin was introduced into the Nigerian market in 2014 and holds a leading position in the alcoholic Ready-to-Drink segment. Since 2015, Orijin has held the largest market share for non-beer bottled drinks and has been a successful addition to Guinness Nigeria’s product portfolio.

Non-Alcoholic

•	Malta Guinness

Malta Guinness is one of Nigeria’s best-selling malt drink. Launched into the Nigerian market in 1990, Malta Guinness is known across the nation for its great taste, finest quality ingredients, vitamins, iron and nutrients.

•	Malta Guinness Herbs Lite

A new variant of the much loved Malta Guinness, packed with the goodness of herbal extracts with a lite sugar formulation which is the first of its kind in the Nigerian market. Launched in October 2016, Malta Guinness Herbs Lite, gives consumers more to choose from within the Malta Guinness family and positions the brand to take advantage of the health conscious segment of Nigerian consumers.

•	Dubic Malt

Dubic Malt with its light and smooth taste, was launched in 2013 to give Nigerian consumers a more affordable malt choice within the Guinness Nigeria brand portfolio.

•	Orijin Zero

Orijin Zero was launched in 2016 as a non-alcoholic variant of the popular Orijin RTD, targeted at consumers who want to enjoy the bitter-sweet taste of Orijin but without the alcohol.

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3.	STRENGTHS

Leading Nigerian brewer with a diverse portfolio of international and local brands

Guinness Nigeria is the second largest brewer in Nigeria, offering a broad portfolio of iconic and market-leading brands that align with favourable long-term consumer trends in the value, mainstream and premium segments. It is the only brewer in Nigeria offering a portfolio of products across all segments of beer and malt, alcoholic and non-alcoholic premium drinks, mainstream spirits and international premium spirits and Ready-to-Drink brands. Guinness Nigeria is also the only brewer in Nigeria with a spirits portfolio, following the acquisition of exclusive rights to distribute Diageo’s international premium spirits brands in Nigeria as well as the right to manufacture and distribute McDowell’s No. 1.

Strong support from parent company, Diageo plc

Guinness Nigeria is a subsidiary of Diageo, the world’s leading premium drinks company with an outstanding collection of beverages and alcoholic brands across spirits, wines and beer categories. Diageo has provided both technical and financial assistance to the Company since inception. The Company benefits immensely from Diageo’s expertise on raw material specification, manufacturing, bottling, quality control, operational efficiency, plant maintenance, processing, distribution, training and administrative services as well as provision of technological, marketing and managerial expertise that reside in Diageo’s international operations.

Guinness Nigeria also relies on companies within the Diageo corporate group for some raw materials, engineering spares and fixed assets as it develops brands tailored to local tastes, as well as back office systems and support services, trademark and control agreements for various brewed products.

Strong player in the mainstream and international premium spirit segments in Nigeria

Guinness Nigeria currently holds a strong position in the Nigerian mainstream and international premium spirits segments. The Company’s spirit brands include Cîroc, Johnnie Walker, Baileys, Smirnoff and Gordon’s gin. Due to its recent receipt of the right to manufacture and distribute McDowell No. 1, a mainstream spirits brand of United Spirits Limited as well as the Company’s world class production facilities, Guinness Nigeria is well positioned to grow its mainstream brands through local production and take advantage of shifting customer preferences to mainstream spirit brands. The Company reported a 6% revenue growth in the first quarter of financial year 2017, fuelled in particular by spirits. Spirits currently contribute about 15% of the business and is expected to grow to between 20% and 25% over the medium to long term. To grow its position in the spirits segment, the Company invested in and commissioned a new £12 million spirits production line at its Benin brewery in 2016.

Strong innovation and brand development capabilities

The Company deploys significant amount of resources to innovation, sales and marketing to build and maintain its brands. The Company’s breweries are amongst the most modern and technologically driven breweries in Africa. The Company makes significant investments in understanding the trends, lifestyles and preferences of its present and future consumers, building fresh appeal and competitive advantage through innovative products and services tailored to meet those needs. As a result, the Company has experienced notable successes in product innovation, especially in the lucrative alcoholic segments. Examples of recently developed products include, Orijin Bitters, introduced in 2013. Since its introduction, Orijin Ready-to- Drink has grown to more than 50% of the market for non-beer bottled drinks with similar alcohol strength and is being exported to other countries. The Company has recently launched a significant number of innovative products including Guinness Africa Special, Orijin Zero, Malta Guinness Herbs Lite, and Smirnoff brand variants such as Smirnoff X1 and Smirnoff X1 Chocolate.

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4.	FUTURE PLANS

Expansion of the Company’s brand offerings to reinforce its Total Beverage Alcohol portfolio

In the past 5 years, there has been a significant shift by consumers to value brands, making operating in the premium segment challenging. Traditionally, Guinness Nigeria has operated in the premium/mainstream beer and malt markets with a relatively narrow product portfolio. Over the last 5 years, there has been a significant change in the market with the advent of increased competition together with a challenging economic environment, which has resulted in a move to lower priced value drinks within the beer market. The Company has also helped to shape the market over the years through the development of the Ready-to-Drink category.

In response, the Company is repositioning itself to expand its portfolio and become the only true Total Beverage Alcohol player in the market. The Company has begun to increase participation in the value lager market to complement its traditional portfolio and this will be supported via future innovation. The Company also plans to fully participate in the premium and mainstream spirits segments, leveraging on its recent acquisition of rights to Diageo’s international premium spirits brands and mainstream spirits such as Mc Dowells No.1 brand.

The Company plans to increase its presence in the lager, beer and Ready-to-Drink segments and launch new products designed specifically for the Nigerian market. Guinness Nigeria is also looking to grow its malt brands and premium adult non-alcoholic products. Recent innovations with Orijin Zero and Malta Guinness Herbs Lite reflect the strength of the innovation capability of the Company. The Company will leverage its existing capacity to grow its portfolio and diversify its brand offerings to keep up with growing competition. The Company believes its complete Total Beverage Alcohol portfolio of brands and its track record of innovation, gives it a competitive advantage that will help deliver growth and mitigate risk.

Increased focus on spirits to expand brand offerings

The Company plans to grow to a leadership position in spirits by increasing its brand offerings in the mainstream spirits segment, creating more locally produced spirits and ensuring consumer accessibility through competitive pricing. Locally produced spirits currently constitute c.75% of the spirits consumed in Nigeria. However, the quality of most of the products has not met the standards of the increasing upper and middle-class consumers who prefer premium brands. To increase its spirits production capacity, the Company commissioned a £12 million spirits production line at its Benin brewery in 2016. The Company plans to use this facility for the local production of McDowell’s No.1, to be offered at an accessible price point compared to the imported variants. It also plans to produce other mainstream spirits and local market innovations. According to Euromonitor, the Nigerian spirits market has seen strong volume growth in recent years and has the potential to grow at a 7% CAGR between 2015 and 2020. Growth in the mainstream spirit segment is particularly due to rising demand among middle income consumers and changing taste preferences. Against this backdrop, the Company expects the spirit segment to improve its aggregate revenue.

Expansion of value beer portfolio to meet consumer needs and drive revenue recovery

Given the economic recession in Nigeria and its impact on consumers’ disposable income, the Company expects an increase in the demand for value beer brands and a shift in beer consumption patterns from premium to mainstream and value brands. As a result, the Company plans to deepen its participation in the value beer segment and increase beer product offerings in the lower end of the market. Over the years, the Company made significant investments in upgrading its existing facilities and increasing brewing capacity. The Company plans to leverage this capacity to expand its beer portfolio. The Company plans to increase its investments in research and beer products that are tailored to local tastes. A robust portfolio in the affordable beer segment is necessary for revenue growth given the current economic climate. In addition, the Company’s strategy is to continue to price competitively, especially in the affordable beer segment, which should enable it grow revenue. In 2016, the Company witnessed an increased contribution to revenue by its value brands for example in its Dubic brand.

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Delivery of productivity initiatives in sourcing, manufacturing and distribution in a volatile macroeconomic environment and drive profitability and growth

Guinness Nigeria is committed to continuing to exercise strict financial discipline as well as instil a culture of efficiency, effectiveness and productivity in all categories of spend across all lines of its business, as it repositions itself to operate in a world of tighter margins.

Given the current volatile foreign exchange regime, the Company plans to increase the percentage of locally sourced raw materials used in its operations. To this end, the Company increased the proportion of its locally sourced raw materials (excluding products supplied intragroup) from 44% as at 30 June 2015 to about 70% as at 30 June 2016. These raw materials include sorghum and maize amongst others, which are sourced from local suppliers. In the first half of the financial year 2017, the Company has consolidated this position and is looking to increase the percentage of locally sourced raw materials to 80% in the medium term through the development of local suppliers.

The Company also plans on improving its route to market by deepening its coverage of the market. The Company is looking to invest further in its distribution capabilities by increasing the number of its distributors and improving its route to consumers.

Other initiatives embarked upon by the Company to drive profitability include an improvement in the operational efficiency of its breweries, reduction of waste in production and reorganisation of its workforce.

International expansion

Guinness Nigeria has entered into agreements with international distributors which enable exports for sale in the United Kingdom and South Africa. In addition, the Company exports to other subsidiaries of Diageo in a number of other African markets. Management plans to increase exports to improve sales and generate more foreign exchange revenue. The Company is currently exploring the export of Guinness Stout and Orijin to South Africa.

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5.	BOARD OF DIRECTORS

The Board of Directors of Guinness Nigeria comprises twelve members. The Board formulates broad policies and takes decisions for the management and operations of Guinness Nigeria with a view to attaining the Company’s objectives.

Mr Babatunde Abayomi Savage, FCA is the Chairman of Guinness Nigeria. He holds a Bachelor of Science Degree in Physiology from the University of Ibadan (1977). Mr Savage has attended various overseas management trainings at prestigious institutions such as Cranfield School of Management and Harvard Business School. He is a Fellow of both the Institute of Chartered Accountants of Nigeria and the Chartered Institute of Taxation Nigeria. He commenced his career in 1978 with Coopers and Lybrand (now PricewaterhouseCoopers). Mr Savage joined Guinness Nigeria in 1983, and he became the Company’s Director of Finance and later Corporate Planning Director. He was appointed the Corporate Affairs Director in 1998 and the Deputy Managing Director in 2005, a position he held till retirement in 2009. Upon retirement in 2009, Mr Savage was appointed Chairman of the Board of Directors. He is also the Chairman of the Council of the International Chamber of Commerce, Nigeria.

Mr Rory John O’Keeffe is the Vice Chairman of Guinness Nigeria. He holds a Bachelor of Commerce in Economics and Marketing from the University College Cork, Ireland (1994). He joined Diageo Ireland in 1994 and has held a number of leadership responsibilities in Diageo including Brand Manager, Diageo Ireland; General Manager, Diageo Sweden and Finland; and Managing Director, Diageo Russia and Commonwealth of Independent States. Mr O’Keeffe was appointed to the Board as a Non-Executive Director in February 2012. Prior to his appointment as Vice-Chairman of Guinness Nigeria, he was appointed as the Managing Director of Guinness Nigeria in November 2014 and was later promoted to the role of President, Diageo Africa in July 2015. Mr O’Keeffe was elected as the Vice Chairman of the Board in September 2016 and is the Chairman of the Governance and Remuneration Committee of the Board.

Mr Peter Ndegwa is the Managing Director / CEO of Guinness Nigeria. He holds a Bachelor’s Degree in Economics from the University of Nairobi (1992). He is a qualified accountant and alumnus of the London Business School, University of IESE (1999) and Strathmore University. Mr Ndegwa has over 10 years work experience in East Africa and the United Kingdom with the global accounting and consulting firm, PricewaterhouseCoopers. He joined East Africa Breweries Limited in 2004 as the Strategy Director and rose to the position of Sales Director in 2006 and Group Finance Director in 2008. In 2011, Mr Ndegwa was appointed Managing Director of Guinness Ghana Breweries Limited. His appointment as the Managing Director and Chief Executive Officer of Guinness Nigeria came into effect September 2015.

Mr Ronald Plumridge is an Executive Director of Guinness Nigeria. He holds a Bachelor of Economics Degree from University of Exeter (1982). He began his career in the UK where he qualified as a Chartered Accountant with Ernst & Whinney (now Ernst & Young). He joined Guinness Nigeria as Commercial Director in 2004 and served as an Executive Director until 2007. He later became the Chief Financial Officer of Diageo Africa, based in the UK and continued to serve as a Non-Executive Director at Guinness Nigeria until 2010, when he left Diageo. He was Group Chief Financial Officer for Dal, a privately owned conglomerate based in Sudan with operations in food, beverages, agriculture, engineering and property in Sudan, Eastern Africa and the Middle East. He was appointed as Finance & Strategy Director of Guinness Nigeria in January 2015.

Mr Leo Breen is a Non-Executive Director of Guinness Nigeria. He holds a Bachelor of Arts in Philosophy from Newcastle University (1988) and is a member of the Chartered Institute of Management Accountants. He has over 14 years working experience as Finance Director and has managed finance operations for a Diageo business unit comprising 16 countries including companies in Greece and Italy. He was the Finance Director for Diageo China from 2006 to 2011 and is currently the Finance Director, Diageo Africa, based out of London.

Mr Bismarck Jemide Rewane is a Non-Executive Director of Guinness Nigeria. He holds a Bachelor of Economics Degree from the University of Ibadan (1972). Mr Rewane has worked at several blue-chip financial institutions within Nigeria and internationally holding various senior management positions. Between 1981 and 1989, he worked at International Merchant Bank

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Nigeria Limited and held positions such as General Manager, Assistant General Manager and Head, Development Finance. Mr Rewane has served on the board of several organisations, including Navgas (a Vitol Group subsidiary), UNIC Insurance Plc, UBA Custodian Limited, Virgin Nigeria Airways, Fidelity Bank Plc, First City Monument Bank Plc and Top Feeds Nigeria Limited. He joined the Board as a Non-Executive Director in 2008. He is a member of the Finance and Risk Committee of the Board.

Professor Joseph Ogbonnaya Irukwu, SAN is a Non-Executive Director of Guinness Nigeria. He was called to the English Bar in 1962 and became a solicitor and advocate of the Supreme Court of Nigeria in the same year. In July 1994, he received an Honorary Degree of Doctor of Law (LL.D) from Abia State University, Nigeria. He became a Senior Advocate of Nigeria (SAN) in 2003. He is a member of the Presidential Council of the International Association for Insurance Law, consultant and resource person to the United Nation’s Conference on Trade and Development. He is a fellow of the British Institute of Management, Nigerian Institute of Management, Chartered Institute of Arbitrators, London and West African Insurance Institutes. He is a past President of the West African Insurance Companies Association, Founding President of the Professional Reinsurers Association of Nigeria, past President of the Insurance Institute of Nigeria, past Chairman of the Nigerian Insurers Association and pioneer Managing Director and Chief Executive of the Nigeria Reinsurance Corporation, former Chairman, African Continental Bank Plc and former Chairman Co-operative & Commerce Bank Plc. He joined the Board of the Company as a Non-Executive Director in December 1996. Professor Irukwu is the Chairman of the Finance and Risk Committee of the Board.

Ms Ngozi Edozien is a Non-Executive Director of Guinness Nigeria. She holds a Bachelor of Art Degree in Politics, Philosophy and Economics from Harvard University (1987) and a Master’s Degree in Business Administration from Harvard Business School, Harvard University (1991). She began her career in investment banking at Salomon Brothers and then moved to JP Morgan. Following the conclusion of her MBA, She worked for McKinsey & Co. in London and Paris. From 1999 to 2005, Ms Edozien was the Vice President; strategic planning and business development for Pfizer Inc. and rose to become Regional Director for Anglophone East, West and Central Africa between 2005 and 2008. Ms Edozien has served on the Board of Diamond Bank Plc and the American Business Council in Nigeria. She is the Founder and Managing Director of Invivo Partners Limited. Ms Edozien was appointed to the Board in November 2015 and is a member of the Finance and Risk Committee of the Board.

Dr Omobola Johnson is a Non-Executive Director of Guinness Nigeria. She holds a Bachelor’s Degree in Electrical and Electronics Engineering from the University of Manchester (1983), a Master’s Degree in Digital Electronics from King’s College, London (1984) and a PhD in Business Administration from Cranfield University (2014). She started her professional career in management consulting in the London Office of Arthur Andersen/Andersen Consulting (now known as Accenture) in 1985. In 2005, Dr Johnson was appointed as the Country Managing Director for Accenture. She served as Nigeria’s Minister of Communication Technology from 2011 to 2015. She is currently a Senior Partner at TLcom Capital LLP. She was appointed to the Board as a Non-Executive Director with effect from January 2016. She is a member of the Finance and Risk Committee and represents the Board on the Statutory Audit Committee.

Ambassador Sunday Thomas Dogonyaro, OON, mni is a Non-Executive Director of Guinness Nigeria. He holds a Bachelor’s Degree in Business Administration from Ahmadu Bello University, Zaria (1977). He also attended the London School of Economics and Political Science, where he graduated with a Master’s Degree in Economics with emphasis on Human Resource Management (1979). He had a brief career in academia and thereafter held several leadership positions in government, including Deputy Head of Mission / Minister Nigeria High Commission Pretoria, South Africa; Minister / Head Consular & Education, Nigeria High Commission London; Ambassador and Coordinator of Programs Federal Government / NEPAD Secretariat; and Ambassador / Head of Nigerian Mission in Sao Tome and Principe. He is the Founder and an Executive Director of African Policy Research Institute. Ambassador Dogonyaro was appointed a Non-Executive Director in September 2014. He is the Vice Chairman of the Governance and Remuneration Committee.

Mrs Zainab Abdurrahman is a Non-Executive Director of Guinness Nigeria. She holds a Bachelor’s Degree in Economics from the Ahmadu Bello University (1978). She joined the

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Nigerian National Petroleum Corporation (“NNPC”) in 1979, where she held a number of leadership roles including Managing Director; Group General Manager of NNPC Retail Limited in charge of NNPC Petrol Stations – Land and Floating; General Manager, Investment Division; Manager Domestic Investment and Finance; and Head, Domestic and International Investments. Mrs Abdurrahman retired from the NNPC in 2009 and now runs a private business. She was appointed to the Board as a Non-Executive Director in November 2011. She is a member of the Governance and Remuneration Committee of the Board and the Statutory Audit Committee.

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6.	THE BREWERY INDUSTRY IN NIGERIA

The Information contained in this section includes information, estimates and expectations as to future developments derived from industry sources and internal research.

Overview of the Brewery Industry

Nigeria is Africa’s second largest beer market (including malt and soft drinks) after South Africa, with an estimated consumption of 22 million hectolitres in 2015. Beer is the most popular alcoholic beverage in the country, accounting for 64% of all alcoholic drinks consumed. Nigeria’s beer market has benefited from a sustained period of economic growth with an average real GDP growth of 7% per annum between 2000 and 2015, supported by a relatively stable political environment and favourable population demographics. Although beer consumption is widespread across Nigeria, the estimated annual per capital consumption is only 12 litres, much like the rest of sub-Saharan Africa (excluding South Africa). This is partly due to the high rate of prohibited home brew consumption, which the World Health Organization estimates at about 91% of alcoholic drinks consumed. Lager constitutes a major share of beer consumed (66%), followed by non-alcoholic malt (25%) and stout (10%).

The industry has a strong multinational presence and is one of the few African beer markets to have attracted more than two major multinational brewers. The market leaders are Nigerian Breweries Plc and Guinness Nigeria and AB Inbev, with other players including Consolidated Breweries and Champion Breweries. Nigerian Distilleries Limited, Intercontinental Distilleries and Supreme Distilleries Limited are the largest Nigerian manufacturers of spirits and wines. Other significant players in the spirits and wine market are Allied Atlantic Distilleries Limited, Euro Global Food & Distilleries Limited, Jacobs Wines Limited and Deebee Company Limited.

The market growth of the brewery industry in Nigeria has slowed down over the last two years as a result of the weak macroeconomic environment and consumers’ declining disposable income. The value segment has witnessed considerable growth, which accounted for 15% of volumes in 2010, accounted for 32% of volumes in 2015. This represents a 20% growth per annum for the economy lager segment compared to 3% for the entire sector. Mainstream lager, on the hand, which accounted for 68% of lager volumes and 40% of total beer volumes, has seen a 3% per annum decline over the same period to 29% of total beer volumes. In addition, high cost of imported raw materials, persistent irregular power supply, inadequate transportation network, high import duties and the insecurity situation in the North East have remained major challenges for the industry.

Industry drivers

Major drivers of the beer industry include:

Higher urban population and modern retail penetration

Nigeria’s relatively low urban population has contributed to the country’s lower per capita consumption of branded alcohol and higher consumption of home brews. A higher percentage of the consumption of home brews occurs more often in rural areas given tradition and poor route to market infrastructure that keep these markets underserved. With an urbanization rate of 46%, Nigeria is poised to witness a shift from home brewed beer to branded beer. In addition, increased investment in route to market infrastructure (such as roads, rail) will be an upside to branded beer consumption given transport-related challenges to serving rural markets and lower-tiered cities. Also, growth in modern retail will be a major driver of beer consumption, particularly off-trade consumption in urban areas.

Expanding product offerings

The pace of innovation in the Nigerian beer market has increased alongside the level of competition and changing consumer tastes. Brand portfolios have expanded significantly over the past five years to include flavoured alcoholic beer, African herb-infused beers, ciders, bitters, opaque beers and a larger share of ready to drink. Consumer reception of these products has been largely positive, contributing to positive headline performances for many companies.

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Brewers have been able to reach a wider consumer market, including female consumers, with ready to drink and the health-conscious consumers with bitters, light beers and African herb-infused beers. These newer product offerings, which are usually priced at a premium to pure play beer, could be margin accretive, especially given the squeeze on margins from the faster growing economy beer segment.

Successful execution of economic reforms

The successful execution of economic reforms by the current administration remains key to unlocking the fortunes of the Nigerian beer market. Structural challenges, which have contributed to relatively lower consumption of branded alcohol and higher price of beer, include scarce domestic raw materials, largely informal retail networks, low power generation and poor infrastructure. The increasing focus by the Federal Government on infrastructure development and sustained agriculture reform policies are factors that will drive the projected growth in beer. Power, which accounts for about 20% - 45% of manufacturing costs, remains a critical area of concern in Nigeria with average consumption of 142 Kwh per capita, significantly behind South Africa where the average consumption is 4328 Kwh. Ongoing sector reforms if implemented properly has the potential to liberate brewers margins, thereby leading to lower costs and more affordable beers.

Regulators

The regulatory and government agencies that have oversight of the beer industry include:

•	National Agency for Food and Drug Administration and Control: NAFDAC regulates and controls the importation, exportation, distribution, advertisement and sale of beverages in Nigeria. Recently the agency has embarked on a campaign to sensitize Nigerians on the dangers of adulterated and fake beverages in the country.

•	Standards Organization of Nigeria: SON prepares standards for products, and ensures compliance with the federal government policy on standards and quality of products for both locally manufactured and imported goods. It has established a quality assurance system including certifications of factories, products and laboratories.

•	Consumer Protection Council: Unlike NAFDAC and SON which are manufacturer-focused, the Consumer Protection Council is consumer-focused. It gives direct protection to consumers by providing avenues for them to seek redress, having the power to compel manufacturers to certify that all safety standards are met in their products and also apply to court to prevent the circulation of any product which constitutes an imminent public hazard.

Industry outlook

The rising cost of living has impacted negatively on the sales of mainstream beer brands. Nigerian consumers are increasingly trading down to lower priced entry level or value brands, such as Guinness Nigeria’s Dubic Lager and Satzenbrau Premium Pilsner Lager.

Nigeria’s beer market, despite the high inflationary and tight foreign exchange liquidity environment, has continued to grow volumes albeit at a slower pace and is forecast to grow at a CAGR of 5.6% for the period 2011 to 2020 largely driven by growth in the value segment.

The sprits segment, which is the second largest alcoholic drink category, presents an opportunity for brewers. In the past, players in spirits have been small local distillers in the value segment with limited capacity and imported ultra-premium brands. Major brewers are now expanding their spirits and wine portfolios, particularly in the mainstream segment, to tap into this growth. Nigerian brewers are, however, yet to tap into the wine segment, which accounted for 26% of total value sales of alcoholic drinks in 2015. With spirits and wines usually priced above beer in Nigeria, growing spirits sales, in particular, could provide a buffer to slower beer growth and expanding economy beer segment.

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7.	RISK FACTORS

In the context of the proposed Rights Issue by Guinness Nigeria, the following risk factors have been identified:

Business Risks - These are risks associated with the business activities of companies operating in the brewery industry in Nigeria

A significant loss of market share by Guinness Nigeria may lead to a decline in earnings if consumers opt for competitor products and/or substitute brands

The beverage industry is intensely competitive. In particular, the beer segment is characterised by strong competition from alternative beverages. A variety of factors including changes in demographic and social trends, health perceptions, the introduction of alternative products and downturn in economic conditions influence the demand for beer and soft drinks by consumers. Other factors including consumer pricing and value for money are critical measures that determine the popularity and demand for Guinness Nigeria’s brands. These factors may negatively impact consumers’ willingness to purchase beer products and soft drinks and may lead to the consumption of substitute products. Reduced consumption of beer and soft drinks in any of Guinness Nigeria’s key segments could have a negative impact on the Company’s earnings.

Changes in the availability or price of raw materials and packaging materials could have an adverse effect on the Company’s results from operations

A significant portion of the Company’s operating expenses are related to raw materials and packaging materials including malted barley, wheat, corn grits, corn syrup, hops, flavoured concentrate, fruit concentrate, sugar sweetener, bottles, cans, crown corks, labels, etc. The raw materials and packaging materials used for the production of the Company’s products are subject to price volatility due to a number of factors that are beyond the Company’s control, including and not limited to, strength of suppliers, global supply and demand and other factors including, general economic conditions and commodity price fluctuations. Lack of availability of materials or a lengthy disruption in their supply, could have an adverse effect on the Company’s business, results from operations, cash flow and financial conditions.

The Company may be affected by product liability claims or otherwise be subject to adverse publicity

The Company may be affected by product liability claims resulting from tampering by unauthorised third parties, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, and other agents, or residues introduced during the growing, storage, handling or transportation phases. In addition, any significant product liability claim against the Company could subject it to adverse publicity. Furthermore, Guinness Nigeria may be subject to adverse publicity relating to other matters, including, but not limited to, product quality, brands, complaints and production facilities. Counterfeit goods which appear to be the Company’s products, but which are of inferior quality or contaminated, may also have an adverse impact on the Company’s products. Adverse publicity may negatively impact the Company’s reputation, regardless of whether or not the allegations are valid.

The Company’s substantial dependence on third-party retailers and wholesalers for the distribution of its products could have a material adverse effect on the Company’s business

The Company sells its products directly to retailers and wholesalers who are spread across the country. If the third-party retailers or wholesalers give higher priority to other brands, or purchase less of Guinness Nigeria’s products, or devote inadequate promotional support to the Company’s products, it could have a material adverse effect on the Company’s business, results of operations and cash flows or financial condition. The Company is also subject to credit risk in relation to certain customers and wholesalers. The Company provides credit to certain of its customers and wholesalers including credit arrangements that may involve financing of all or a portion of the purchase price for the Company’s products. The credit period is dependent on the creditworthiness of the customer or wholesale. Any failure by these customers or wholesalers to discharge their obligations on a timely basis or any event adversely affecting these third-parties could have a material adverse effect on the Company.

27

OVERVIEW OF GUINNESS NIGERIA

28

OVERVIEW OF GUINNESS NIGERIA

Industry risks - These are risks generally facing the brewery industry in Nigeria

Changes in existing regulations, increased regulations or failure to comply with existing licensing, trade, marketing and other regulations could have a material adverse effect on the Company’s business, results of operations, cash flows or financial condition

The Company’s operations are subject to regulations regarding licensing, advertising and marketing, environmental, tax, labour, importation and other matters. Failure to comply with laws and regulations could result in the loss, revocation or suspension of the Company’s licenses, permits or approvals and may result in negative publicity. Changes in any laws or regulations could have an adverse effect on the Company’s business, results of operations, cash flow or financial condition. The production, marketing and sale of alcohol is subject to a particularly high level of regulation, which may increase over time, potentially resulting in more restrictions on the Company’s activities.

There can be no assurance that the Company will not incur material costs or liabilities in connection with its compliance with current applicable regulatory requirements or that such regulations will not interfere with, restrict or affect the Company’s business.

Country risks - These are the risks generally affecting businesses in Nigeria

There are risks related to political instability, security, religious differences, ethnicity and regionalism in Nigeria

Security remains a major challenge, particularly in the north-eastern part of Nigeria. Whilst there has been significant progress in the fight against the Boko Haram insurgency, the humanitarian situation has continued to deteriorate. There has also been continuous violence, oil theft and civil disturbance in the Niger Delta, Nigeria’s southern oil producing region, mainly from militant groups. The outcome of such actions may have a continued significant impact on the Federal Government’s revenues from oil production, given that most of Nigeria’s oil revenues come from oil produced in the Niger Delta region.

In spite of the Federal Government’s efforts, continued criminal activity, unrest and political and religious conflicts in the country may lead to lower oil production, deter investments in the country and lead to increased political instability that could have a material adverse effect on Nigeria’s economy and impact the Company’s operations and profitability.

Recession of domestic economy may result in a decline in projected growth

The Company is exposed to the risks of an economic recession and capital market volatility which could adversely affect the demand for its products. The market in which the Company operates is closely linked to general economic conditions, with levels of consumption tending to rise during periods of rising per capita income and fall during periods of declining per capita income. Additionally, per capita consumption is inversely related to the sale price of its products. The prevailing conditions in the Nigerian economy has led to a fall in total alcohol consumption as consumers have moved away from premium products to basic value products, which have limited margins.

Currency risk - The Company is exposed to currency risks and is affected by changes in the value of the Naira against other currencies

The Company is exposed to US dollar denominated liabilities, especially in relation to the importation of raw materials and finished goods. FX volatility has had significant implications on the Company given the Naira devaluation, currency translation risk, pressure on margins, risk on supply/business continuity, reputational risks in view of delayed payments to vendors and increase cost of imported raw materials. Input costs of Guinness Nigeria are subject to fluctuation in the exchange rate of the Naira. Further adverse movements in exchange rate could have a negative impact on the Company’s financial condition.

29

OVERVIEW OF GUINNESS NIGERIA

Environmental risks - These are losses that may arise due to significant natural occurrences in the environment

The operations of the Company are exposed to certain environmental challenges which include but are not limited to pollution, environmental degradation, global warming, severe flooding and other natural hazards. The nature of environmental risks is that they are often sudden, unpredictable and unforeseeable. Although the Company feels that it has sufficient process and safety measures in place to prevent and effectively respond to accidents that may occur as a result of changes in the environment, there is no guarantee that such processes will prevent all accidents, which may impose a variety of liabilities and adversely affect the Company’s business.

Lack of adherence to health and safety standards by the Company’s employees, contactors and visitors could result in accidents on the Company’s sites creating a negative reputation for the business

Health and Safety is a key risk in the operations of the brewing industry operations. The Company’s employees and contractors working on its manufacturing sites as well as visitors who visit the Company’s sites are exposed to various forms of accidents on such sites. Although the Company is committed to protecting, so far as is reasonable practicable, its employees, contractors and visitors from health and safety risks associated with its operations, through enforcement of its safety policies, standards and practices, there is a risk that the Company’s employees, contractors and visitors may not comply with the Company’s safety policies, standards and practices and this may result in accidents on the Company’s sites creating a negative reputation for the business.

General Risk Disclosure

Shareholders of the Company should consult their advisers if in any doubt as to the nature of this investment and its suitability in view of their particular circumstances. The value of any securities traded (whether listed or not) are subject to investment risks, which can and do fluctuate, and any individual security may experience upward or downward movements. There is an inherent risk that losses may be incurred rather than a profit when buying and selling securities. Past performance is not a guide to future performance. Certain types of investments may not be suitable for some investors.

30

LETTER FROM THE DIRECTORS ON THE GOING CONCERN STATUS

16 January 2017

The Directors

Stanbic IBTC Capital Limited

I.B.T.C. Place

Walter Carrington Crescent

Victoria Island

Lagos

Dear Sirs

Confirmation of Going Concern Status of Guinness Nigeria Plc: Proposed Rights Issue by Guinness Nigeria Plc (the “Issue”)

The Directors of Guinness Nigeria Plc (“Guinness Nigeria” or the “Company”) are required to prepare financial statements at the end of each financial period, which give a true and fair view of the state of affairs, and of the profit or loss of the Company. They are also responsible for maintaining proper accounting records and taking reasonable steps to prevent and detect fraud and other irregularities. The Directors are also responsible for selecting suitable accounting policies and applying them on a consistent basis, making judgements and estimates that are prudent and reasonable.

The applicable International Financial Reporting Standards (“IFRS”) have been followed and Guinness Nigeria’s financial statements are prepared using accounting policies, which comply with the requirements of the Financial Reporting Council of Nigeria Act and the Companies and Allied Matters Act, 2004.

The Directors of the Company, having made appropriate enquiries, reviewed budgets, projected cash flows and other relevant information, consider that adequate resources will exist for the business to continue in operational existence for the foreseeable future and therefore, it is appropriate to adopt the going concern basis in preparing the financial statements.

Yours faithfully

Mr Peter Ndegwa	Mr Rotimi Odusola
Managing Director/Chief Executive Officer	Company Secretary

24 Oba Akran Avenue PMB 21071 Ikeja Nigeria Telephone 497 1560-9 2709 100 Fax 497 0560, 2709338

www.guinness-nigeria.com

Directors: Mr B A Savage (Chairman) Mr R J O’Keefee (irish) (Vice Chairman) Mr Peter Ndegwa (Kenya) (Managing Director/CEO)

Prof J O Irukwu SAN Mr B J Rewane Mrs Z Abdurrahman Mr P J Jenkins (British) Amb S T Dongoyaro

Mr C A Afebuameh Mr R C Plumridge (British) Ms N O Edozien Dr O O Johnson

A subsidiary of DIAGEO PLC

31

LETTER FROM THE AUDITORS ON THE GOING CONCERN STATUS

17 January 2017

The Directors

Guinness Nigeria Plc

24, Oba Akran Avenue

Ikeja

Lagos

Dear Sirs

Confirmation of going concern status of Guinness Nigeria Plc in respect of the rights issue of Guinness Nigeria Plc

We have audited the financial statements of Guinness Nigeria Plc (“the Company”) for the year ended 30 June 2016 which were prepared in accordance with International Financial Reporting Standards, the Companies and Allied Matters Act and the Financial Reporting Council of Nigeria Act.

Based on our audit of the financial statements of the Company for the year ended 30 June 2016 on which we expressed our opinion on 20 September 2016 and the representation received from the Directors of the Company, nothing has come to our notice that makes us believe that the Company will not continue in operations as a going concern for at least 12 months from 30 June 2016.

Yours faithfully

For: PricewaterhouseCoopers

Osere Alakhume

Engagement Partner

PricewaterhouseCoopers Chartered Accountants

Landmark Towers, 5B Water Corporation Road, Victoria Island, Lagos, Nigeria

T: +234 1 271 1700, www.pwc.com/ng

Partners: S Abu, W Adetokunbo-Ajayi, UN Akpata, O Alakhume, C Azobu, E Erhie, I Ezeuko, D McGraw, P Obianwa, T Ogundipe, P Omontuemhen, T Oputa, T Oyedele, AB Rahji, O Ubah

32

FINANCIAL INFORMATION

The following documents which have previously been published, and have been filed with the SEC, shall be incorporated in, and form part of, this Rights Circular:

a)	the unaudited financial statements of Guinness Nigeria for the nine months ended 31 March 2017;

b)	the audited financial statements of Guinness Nigeria for the year ended 30 June 2016;

c)	the audited financial statements of Guinness Nigeria for the year ended 30 June 2015;

d)	the audited financial statements of Guinness Nigeria for the year ended 30 June 2014;

e)	the audited financial statements of Guinness Nigeria for the year ended 30 June 2013; and

f)	the audited financial statements of Guinness Nigeria for the year ended 30 June 2012.

Copies of the documents incorporated by reference will be available for inspection during normal business hours on any weekday (except public holidays), from 24 July 2017 to 30 August 2017, at the registered office of Guinness Nigeria Plc located at 24 Oba Akran Avenue, Ikeja, Lagos State and its website at www.guinness-nigeria.com. They would also be available at the office of Stanbic IBTC Capital Limited located at I.B.T.C. Place, Walter Carrington Crescent, Victoria Island, Lagos.

33

FINANCIAL INFORMATION

1.	STATEMENT OF FINANCIAL POSITION

	Unaudited	----------------------------------------------->Audited<----------------------------------------------
	9-month ended 31 Mar 2017	Year ended 30 Jun 2016	Year ended 30 Jun 2015	Year ended 30 Jun 2014	Year ended 30 Jun 2013	Year ended 30 Jun 2012
	₦’000	₦’000	₦’000	₦’000	₦’000	₦’000
ASSETS
Non-current assets
Property, plant and equipment	87,108,088	87,232,984	87,754,074	90,683,405	88,112,852	76,293,851
Intangible assets	1,454,227	1,708,807	942,887	608,138	578,771	679,792
Prepayments	180,818	180,818	13,283	171,119	98,768	247,549
Other receivables	—	—	24,876	25,570	31,611	10,292

Total non-current assets	88,743,133	89,122,609	88,735,120	91,488,232	88,822,002	77,231,484

Current assets
Inventories	29,544,963	13,021,248	10,750,598	13,469,248	12,400,102	13,193,762
Trade and other receivables	25,530,070	26,509,663	15,503,824	19,218,236	15,138,749	9,498,599
Prepayments	1,463,156	2,494,400	1,452,467	1,861,975	1,510,529	1,313,668
Current tax assets	—
Cash and cash equivalents	11,057,749	5,844,524	5,804,623	6,290,582	3,189,239	4,772,154

Total current assets	67,595,938	47,869,835	33,511,512	40,840,041	32,238,619	28,778,183

Total assets	156,339,071	136,992,444	122,246,632	132,328,273	121,060,621	106,009,667

Equity
Share capital	752,944	752,944	752,944	752,944	752,944	737,463
Share premium	8,961,346	8,961,346	8,961,346	8,961,346	8,961,346	1,545,787
Share based payment reserve	—	—	18,582	18,582	18,582	62,308
Retained earnings	28,638,259	31,946,315	38,608,504	35,328,845	36,306,239	36,265,956

Total equity	38,352,549	41,660,605	48,341,376	45,061,717	46,039,111	38,611,514

Liabilities
Non-current liabilities
Loans and borrowings	32,219,672	14,034,546	12,250,754	27,429,985	8,796,183	8,513,058
Employee benefits	1,197,287	1,246,856	2,212,922	3,028,651	2,994,557	2,782,809
Deferred tax liabilities	12,940,815	12,940,815	13,341,236	12,559,441	11,955,673	10,902,749

Total non-current liabilities	46,357,774	28,222,217	27,804,912	43,018,077	23,746,413	22,198,616

Current liabilities
Bank overdrafts	2,303,053	2,938,068	1,471,762	4,680,225	3,747,585	4,928,916
Current tax liabilities	83,858	585,724	2,275,704	1,585,320	4,050,356	5,189,181
Dividend payable	3,657,253	3,860,475	3,903,005	4,110,475	4,486,743	4,452,710
Loans and borrowings	16,267,636	22,195,374	6,967,560	3,148,882	8,557,059	3,272,478
Trade and other payables	49,316,948	37,529,981	31,482,313	30,723,577	30,433,354	27,356,252

Total current liabilities	71,628,748	67,109,622	46,100,344	44,248,479	51,275,097	45,199,537

Total liabilities	117,986,522	95,331,839	73,905,256	87,266,556	75,021,510	67,398,153

Total equity and liabilities	156,339,071	136,992,444	122,246,632	132,328,273	121,060,621	106,009,667

34

FINANCIAL INFORMATION

2.	STATEMENT OF PROFIT AND LOSS AND OTHER COMPREHENSIVE INCOME

	Unaudited	----------------------------------------------->Audited<----------------------------------------------
	9-month ended 31 Mar 2017	Year ended 30 Jun 2016	Year ended 30 Jun 2015	Year ended 30 Jun 2014	Year ended 30 Jun 2013	Year ended 30 Jun 2012
	₦’000	₦’000	₦’000	₦’000	₦’000	₦’000
Revenue	89,872,632	101,973,030	118,495,882	109,202,120	122,463,538	116,461,882
Cost of sales	(57,699,560)	(60,162,617)	(63,551,962)	(57,868,906)	(66,385,104)	(61,278,681)

Gross profit	32,173,072	41,810,413	54,943,920	51,333,214	56,078,434	55,183,201

Other income	566,456	500,517	722,587	734,346	815,505	748,253
Marketing and distribution expenses	(19,436,317)	(24,886,620)	(27,113,449)	(25,931,970)	(26,003,038)	(24,607,059)
Administrative expenses	(9,110,328)	(13,008,687)	(12,885,679)	(10,012,212)	(10,276,562)	(9,428,596)

Operating profit	4,192,883	4,415,623	15,667,379	16,123,378	20,614,339	21,895,799

Finance income	2,017,392	1,185,141	705,443	319,741	201,185	580,822
Finance costs	(8,674,567)	(7,948,005)	(5,577,720)	(4,761,559)	(3,806,649)	(2,093,463)

Net finance costs	(6,657,175)	(6,762,864)	(4,872,277)	(4,441,818)	(3,605,464)	(1,512,641)

(Loss) / profit before taxation	(2,464,292)	(2,347,241)	10,795,102	11,681,560	17,008,875	20,383,158
Tax credit / (expense)	(90,820)	331,355	(3,000,203)	(2,108,080)	(5,145,149)	(6,168,538)

(Loss) / profit for the year	(2,555,112)	(2,015,886)	7,794,899	9,573,480	11,863,726	14,214,620

Other comprehensive income
Items that will never be reclassified to the income statement
Defined benefit plan actuarial gain / (loss)	—	246,484	45,879	(111,358)	(119,672)	124,015
Tax on expense / (credit) other comprehensive income	—	(73,945)	(13,764)	33,408	35,902	(37,204)

Other comprehensive income for the year, net of tax	—	172,539	32,115	(77,950)	(83,770)	86,811

Total comprehensive (loss) / income for the year	(2,555,112)	(1,843,347)	7,827,014	9,495,530	11,779,956	14,301,431

Earnings per share
Basic and diluted (loss) / earnings per share (kobo)	(170)	(134)	518	636	793	964

35

FINANCIAL INFORMATION

3.	STATEMENT OF CASH FLOWS

	Unaudited	----------------------------------------------->Audited<--------------------------------------------
	9-month ended 31 Mar 2017	Year ended 30 Jun 2016	Year ended 30 Jun 2015	Year ended 30 Jun 2014	Year ended 30 Jun 2013	Year ended 30 Jun 2012
	₦’000	₦’000	₦’000	₦’000	₦’000	₦’000
Cash flows from operating activities
(Loss) / profit for the year	(2,555,112)	(2,015,886)	7,794,899	9,573,480	11,863,726	14,214,620
Adjustments for:
Depreciation	6,324,165	8,651,575	11,215,213	10,525,929	10,122,393	7,529,560
Amortisation of intangible assets	268,821	271,946	117,743	94,433	102,609	351,587
Share based payment credit/(charge)	117,328	96,987	(33,607)	75,809	88,821	57,032
Share based payment reserve write-back	—	(18,582)	—	—	—	—
Finance income	(2,017,392)	(1,185,141)	(705,443)	(319,741)	(201,185)	(580,822)
Finance costs	8,674,567	7,948,005	5,577,720	4,761,559	3,806,649	2,093,463
Impairment of inventories	481,411	919,165	1,099,852	733,940	—	—
Write-off of property, plant and equipment	205,755	165,493	162,974	333,775	957,100	176,599
(Gain)/Loss on disposal of property, plant and equipment	(228,068)	(38,845)	136,642	67,223	(24,158)	(126,282)
Long service awards (credit)/charge	64,619	(329,047)	151,884	37,893	333,877	(310,419)
Curtailment loss on gratuity/gratuity charge	—	297,854	—	—	217,737	300,880
Income tax expense	90,820	(331,355)	3,000,203	2,108,080	5,145,149	6,168,538

	11,426,914	14,432,169	28,518,080	27,992,380	32,412,718	29,874,756
Changes in:
Non-current other receivables	—	—	—	—	(21,319)	57,568
Non-current prepayments	—	—	—	—	148,781	95,836
Inventories	(17,005,126)	(3,189,815)	1,618,798	(1,803,086)	793,660	(4,399,641)
Trade and other receivables	2,483,786	(10,860,144)	3,718,965	(4,056,051)	(5,640,597)	7,424,090
Prepayments	1,031,244	(1,209,468)	567,344	(423,797)	(196,861)	(143,443)
Trade and other payables	12,207,794	6,536,128	5,263,588	5,398,746	7,411,232	1,983,602

	10,144,612	5,708,870	39,686,775	27,108,192	34,907,614	34,892,768
Cash generated from operating activities

Income tax paid	(592,686)	(1,807,544)	(1,520,648)	(3,902,176)	(5,191,667)	(6,231,075)
Gratuity paid	(217,702)	(849,454)	(1,052,319)	(353,833)	(372,052)	(433,470)
Value added tax paid	(2,345,937)	(4,245,271)	(4,374,215)	(3,588,494)	(4,958,272)	(4,600,334)
Long service awards paid	(168,640)	(126,698)	(200,608)	(106,487)	(87,486)	(85,699)

Net cash (used in) / generated from operating activities	6,819,647	(1,320,097)	32,538,985	19,157,202	24,298,137	23,542,190

Cash flows from investing activities
Finance income received	395,871	924,564	700,822	268,582	198,151	576,099
Liquidation of short term investment		—	—	—	—	774,000
Proceeds from disposal of property, plant and equipment	237,783	84,704	73,269	14,828	50,386	310,380
Acquisition of intangible assets		(1,037,866)	(35,676)	(123,800)	—	—
Acquisition of property, plant and equipment	(5,548,100)	(8,503,641)	(9,192,991)	(13,843,305)	(14,330,438)	(16,121,952)

Net cash used in investing activities	(4,914,446)	(8,532,239)	(8,454,576)	(13,683,695)	(14,081,901)	(14,461,473)

Cash flows from financing activities
Proceeds from loans and borrowings	27,754,237	24,378,091	1,273,052	21,796,544	—	—
Repayment of loans and borrowings	(18,564,875)	(4,458,209)	(9,593,078)	(3,249,756)	(2,536,571)	(1,153,485)
Repayment of finance lease liabilities	959,435	(4,961,940)	(3,096,902)	(6,645,599)	—	—
Finance costs paid	(5,658,565)	(4,288,063)	(5,190,152)	(4,356,801)	(3,806,649)	(2,093,463)
Dividends paid	(547,193)	(2,243,948)	(4,754,825)	(10,849,192)	(4,274,600)	(14,071,121)

Net cash generated from / (used in) financing activities	3,943,039	8,425,931	(21,361,905)	(3,304,804)	(10,617,820)	(17,318,069)

Net (decrease) / increase in cash and cash equivalents	5,848,240	(1,426,405)	2,722,504	2,168,703	(401,584)	(8,237,352)
Cash and cash equivalents at 1 July	2,906,456	4,332,861	1,610,357	(558,346)	(156,762)	8,080,590

Cash and cash equivalents at period end	8,754,696	2,906,456	4,332,861	1,610,357	(558,346)	(156,762)

36

STATUTORY AND GENERAL INFORMATION

1.	INCORPORATION AND SHARE CAPITAL HISTORY

Guinness Nigeria was incorporated in Nigeria as a private limited liability company on 29 April 1950 and was listed on The Nigerian Stock Exchange in 1965.

As at the date of this Rights Circular, Guinness Nigeria has an authorised share capital of ₦1,250,000,000 comprising 2,500,000,000 Ordinary Shares of 50 kobo each, and an issued share capital of ₦752,944,094 comprising 1,505,888,188 Ordinary Shares of 50 kobo each. The changes in the share capital of the Company since inception are summarised below:

Year	Authorised (₦)		Issued & Fully Paid-up (₦)		Consideration
	Increase	Cumulative	Increase	Cumulative
1972	3,000,000	6,000,000	3,000,000	6,000,000	Conversion to Naira
1972	5,000,000	10,000,000	5,000,000	10,000,000	Script Issue (2:3)
1976	8,000,000	16,000,000	8,000,000	16,000,000	Script Issue (3:5)
1976	10,000,000	20,000,000	10,000,000	20,000,000	Public Issue
1977	15,000,000	30,000,000	15,000,000	30,000,000	Script Issue (1:2)
1978	25,000,000	50,000,000	25,000,000	50,000,000	Script Issue (2:3)
1980	37,500,000	75,000,000	37,500,000	75,000,000	Script Issue (1:2)
1982	50,000,000	100,000,000	50,000,000	100,000,000	Script Issue (1:3)
1984	75,000,000	150,000,000	75,000,000	150,000,000	Script Issue (1:2)
1984	100,000,000	200,000,000	100,000,000	200,000,000	Script issue (1:3)
1990	150,000,000	300,000,000	150,000,000	300,000,000	Script Issue (1:2)
1990	200,000,000	400,000,000	180,000,000	360,000,000	Rights Issue(1:5)
1995	350,000,000	700,000,000	270,000,000	540,000,000	Right Issue (1:2)
1997	350,000,000	700,000,000	339,519,721	679,039,441	Conversion of ICLS to shares
1997	400,000,000	800,000,000	350,519,721	679,039,441	—
1997	400,000,000	800,000,000	350,733,576	701,467,151	Scrip Dividend
1998	400,000,000	800,000,000	353,982,125	707,964,249	Scrip Dividend
2002	1,000,000,000	2,000,000,000	353,982,125	707,964,249	—
2003	1,000,000,000	2,000,000,000	89,970,207	1,179,940,415	Bonus issue (2:3)
2006	1,000,000,000	2,000,000,000	737,462,759	1,474,925,519	Bonus issue (1:4)
2008	1,250,000,000	2,500,000,000	737,462,759	1,474,925,519	—
2012	1,250,000,000	2,500,000,000	752,944,094	1,505,888,188	Scrip Dividend

37

STATUTORY AND GENERAL INFORMATION

2.	SHAREHOLDING STRUCTURE

Pre-Issue

As at the date of this Rights Circular, Guinness Nigeria’s issued share capital of 1,505,888,188 Ordinary Shares of 50 kobo each was beneficially held as follows:

Shareholder	Ordinary Shares held	%
Guinness Overseas Limited	699,892,739	46.48
Atalantaf Limited	118,052,388	7.84
Others	687,943,061	45.68

	1,505,888,188	100.00

Except as stated above, no other shareholder held more than 5% of the issued share capital of the Company.

Post-Issue

It is expected that on completion of the Issue, if all shareholders take up their rights in full, the Company’s paid-up share capital should increase to ₦1,095,191,409.50 comprising 2,190,382,819 Ordinary Shares of 50 kobo each, to be beneficially held as follows:

Shareholder	Ordinary Shares held	%
Guinness Overseas Limited	1,018,089,934	46.48
Atalantaf Limited	171,726,013	7.84
Others	1,000,566,872	45.68

	2,190,382,819	100.00

3.	DIRECTORS’ BENEFICIAL INTERESTS

The interests of the Directors in the issued share capital of the Company as recorded in the Register of Directors’ Interests or as notified by them for the purpose of section 275(1) of CAMA as at the date of this Rights Circular are as follows:

Director	Direct Shareholding	Indirect Shareholding	Total Shareholding	%
Mr Babatunde Abayomi Savage, FCA	601,263	Nil	601,263	0.04
Mr Rory John O’Keeffe	Nil	Nil	Nil	Nil
Mr Peter Ndegwa	Nil	Nil	Nil	Nil
Mr Ronald Plumridge	Nil	Nil	Nil	Nil
Mr Leo Breen	Nil	Nil	Nil	Nil
Mr Bismarck Jemide Rewane	17,452	Nil	17,452	0.00
Professor Joseph Ogbonnaya Irukwu, SAN	503,530	Nil	503,530	0.03
Ms Ngozi Edozien	Nil	Nil	Nil	Nil
Dr Omobola Olubusola Johnson	Nil	Nil	Nil	Nil
Ambassador Sunday Thomas Dogonyaro, OON, mni	Nil	Nil	Nil	Nil
Mrs Zainab Abdurrahman	Nil	Nil	Nil	Nil

38

STATUTORY AND GENERAL INFORMATION

4.	INDEBTEDNESS

As at 30 June 2016, the Company had an outstanding debt balance of ₦36.23 billion, which include:

1)	Unsecured term loan obtained at an interest rate of 14%

•	Outstanding balance of ₦3.08 billion

2)	Unsecured term loan obtained at an interest rate of 90-days NIBOR plus 1%

•	Outstanding balance of ₦4.59 billion

3)	Unsecured term loan obtained at an interest rate of 11.5%

•	Outstanding balance of ₦5.25 billion

4)	Unsecured term loan obtained at an interest rate of 12%

•	Outstanding balance of ₦1.53 billion

5)	Finance leases obtained at interest rates between 7.2% and 15.5%

•	Outstanding balance of ₦3.16 billion

6)	Loan of US$26.1 million valued at ₦7.36 billion obtained from a related party at an interest rate of average 3 month LIBOR + 4.75%

7)	Commercial Paper (CP) of ₦11.27 billion consisting of 180-day and 270-day CPs of ₦6.175 billion and ₦5.095 billion respectively. The notes were unsecured and discounted at a nominal rate of 9.76% per annum for 180-day CP and a range of 10.38% and 12.49% per annum for 270-day CP % per annum for 180-day CP and a range of 10.38% and 12.49% per annum for 270-day CP

Apart from the foregoing, the Company has no outstanding debenture, mortgage, charges or other similar indebtedness other than in the ordinary course of business.

5.	OFF BALANCE SHEET ITEMS

As at 31 March 2017, the Company had no off balance sheet items.

6.	CLAIMS AND LITIGATION

The Company in the ordinary course of business is presently involved in 50 (fifty) cases. A total number of 44 (forty-four) cases have been instituted against the Company, whilst 6 (six) cases have been instituted by the Company.

The total amount claimed in the 44 (forty-four) cases instituted against the Company is estimated at ₦955,973,502,190.85 (nine hundred and fifty-five billion, nine hundred and seventy three million, five hundred and two thousand, one hundred and ninety naira, eighty-five kobo), while the total amount claimed in the 6 (six) cases instituted by the Company is estimated at ₦154,202,093.74 (one hundred and fifty four million, two hundred and two thousand, ninety-three naira, seventy-four kobo).

In addition, in 4 (four) of the cases instituted by the Company, an amount of ₦288,700,754.75 (two hundred and eighty-eight million, seven hundred thousand, seven hundred and fifty four naira, seventy-five kobo) is being counterclaimed by the defendants against the Company.

The Solicitors are of the opinion that the contingent liability that may arise against the Company from the cases and/or claims currently pending against the Company is not likely to exceed ₦998,553,448.30 (nine hundred and ninety-eight million, five hundred and fifty-three thousand, four hundred and forty-eight naira, thirty kobo).

The Directors of the Company are of the opinion that the aforementioned cases are not likely to have any material adverse effect on the Company or the proposed Rights Issue and are not aware of any other pending and/or threatened claims or litigation, which may be material to the Rights Issue.

39

STATUTORY AND GENERAL INFORMATION

The Solicitors are also of the view that the aforementioned cases would not adversely affect the Company or the Rights Issue.

7.	PURPOSE OF ISSUE AND USE OF PROCEEDS

Guinness Nigeria typically funds some of its operations through debt facilities from various available sources. Between 2015 and 2016, the Company obtained loan facilities from various financial institutions to fund its working capital requirements and expand its operations. The Company also obtained a US$95 million related party loan facility from Diageo in 2016 to manage its foreign exchange related obligations.

As of 31 December 2016, ₦20.5 billion (₦7.3 billion as at 30 June 2016) of the related party loan from Diageo has been drawn-down by the Company. The related party loan and the Company’s other loan obligations have led to a significant increase in the Company’s gearing ratio to 137%, as at 31 December 2016 (90% as at 30 June 2016). The net finance cost increased by close to 166% as at 31 December 2016 (39% as at 30 June 2016), putting significant pressure on cash flows.

The Rights Issue is being undertaken to optimise the Company’s capital structure by deleveraging its balance sheet and reducing finance costs. The Company will continue to draw down on some of the existing loan facilities, obtain new ones or pay down on some of them, where it is considered more efficient to do so in order to manage its finance costs.

The proceeds will be used to repay a portion of the related party loan and to reduce some of the outstanding obligations to financial institutions. After the deduction of the estimated Issue costs and expenses of ₦931,269,588 (representing 2.35% of the Issue proceeds) and assuming full subscription of the Issue, it is currently anticipated that the net Issue proceeds of ₦38,769,419,010 will be applied as follows:

Name of Beneficiary	₦’m	%	Expected Completion
Related party loan from Diageo	19,571	50	Q4 2017
Standard Chartered Bank	9,000	23	Q4 2017
Guarantee Trust Bank	5,000	13	Q4 2017
Union Bank	2,400	6	Q4 2017
Access Bank	1,430	4	Q4 2017
United Bank of Africa	1,368	4	Q4 2017

	38,769	100

The specific loans or amounts to be repaid will be a function of the actual amounts outstanding at the time proceeds of the Rights Issue are received by the Company and the level of subscription of the Issue, and may therefore vary from the above. It is estimated that this will be concluded in Q4 2017.

The shareholder resolution approving the Rights Issue provides that any outstanding amounts owed by the Company under any convertible loan, shareholder loan or other loan facility due to any person may be applied towards payment for any rights or shares subscribed for by such person under the Rights Issue.

8.	COSTS AND EXPENSES

The costs, charges and expenses of and incidental to the Issue including fees payable to SEC and The NSE, professional parties, brokerage, and printing and distribution expenses, are estimated at about ₦931,269,588, representing 2.35% of the Issue proceeds and are payable by Guinness Nigeria.

40

STATUTORY AND GENERAL INFORMATION

9.	MATERIAL CONTRACTS

The following agreement has been entered into and is considered material to this Issue:

•	A Vending Agreement dated Tuesday, 04 July 2017 under the terms of which Stanbic IBTC Capital has agreed, on behalf of the Company, to offer by way of rights of 684,494,631 Ordinary Shares of 50 kobo at ₦58.00 per share on the basis of 5 new Ordinary Shares for every 11 Ordinary Shares in Guinness Nigeria.

Other than as stated above, the Company has not entered into any material contract except in the ordinary course of business.

10.	UNCLAIMED DIVIDENDS

The total amount of unclaimed dividends as at 31 March 2017 was ₦3.50 billion. The unclaimed dividends are deposited in a deposit account with Zenith Bank Plc. In addressing the issue of unclaimed/unpaid dividend, the Company has put in place various measures to create awareness, which include sending the list of unclaimed dividends to shareholders and making it available at annual general meetings. In addition, the Company places notices on its website and encourages shareholders to open e-dividend accounts to enable payments directly into shareholders’ accounts on every dividend payment date.

11.	OVERVIEW OF CORPORATE GOVERNANCE

Guinness Nigeria is committed to conducting its business in line with best practice, in accordance with applicable laws and regulations in Nigeria and the requirements of The Nigerian Stock Exchange as well as in compliance with the SEC Code of Corporate Governance. To further sustain its commitment to ethical business standards, value of integrity, honesty and fairness, as well as good corporate governance, the Company signed up to the Convention on Business Integrity in September 2011. The Board of the Company has also approved that Guinness Nigeria should participate in the CGRS being implemented by The Nigerian Stock Exchange. The Company has made significant progress in the process of joining the CGRS scheme. The Company complied with these corporate governance requirements during the year under review as set out below:

Board of Directors

The Board is responsible for oversight of the business, long-term strategy and objectives, and the oversight of the Company’s risks while evaluating and directing implementation of Company controls and procedures including in particular, maintaining a thorough system of internal controls to safeguard shareholder’s investments and the Company’s assets.

The Board is composed of a Non-Executive Chairman, 7 Non-Executive Directors and 3 Executive Directors. Non-Executive directors are independent of management. All directors are nominated based on core competencies including experience in marketing, general operations, strategy, human resources, technology, media or public relations, finance or accounting, retail, consumer products, international business/markets, logistics, product design, merchandising or their experience as a Managing Director or Finance Director.

The positions of Managing Director and Chairman of the Board are occupied by separate individuals; the Managing Director drives implementation of the Company’s business strategy through the day to day running of the business.

The Board carries out its oversight function partially through its committees. The Chairman of the Board does not sit on any committee, in line with global best practice. The committees are:

(i)	Executive Committee, which comprises of all members of the Guinness Nigeria leadership team/executives of the Company who are, from time to time vested with delegated responsibility for all businesses, which should be dealt with expeditiously and are not of such nature as to necessitate consideration by a full meeting of the Directors.

41

STATUTORY AND GENERAL INFORMATION

(ii)	Governance and Remuneration Committee, which institutes a transparent procedure for the appointment of new Directors to the Board and makes recommendations to the Board regarding the tenures and re-appointment of Non-Executive Directors on the Board.

(iii)	Finance and Risk Committee, which monitors the integrity of the Company’s financial statement and reviews the effectiveness of internal control and risk management.

The Company has an Audit Committee set up in accordance with the provisions of the Companies and Allied Matters Act. It comprises of Non-Executive Directors and ordinary shareholders elected at annual general meetings. It evaluates annually, the independence and performance of external auditors, receives the interim and final audit presentation from the external auditors and also reviews with management and the external auditors the annual audited financial statements before its submission to the Board.

12.	RESEARCH AND DEVELOPMENT

Guinness Nigeria has spent ₦3.9 billion on research and development over the last three years. The research covered brand health trackers, retail audit services and adhoc services such as concept tests, immersions, focus group discussions, and market sizing studies. This research is expected to assist the Company in formulating suitable strategies to increase its market share.

13.	MERGERS AND TAKEOVERS

As at the date of this Rights Circular, the Company is not aware of any attempt by any investor to acquire a majority shareholding in the Company.

14.	RELATIONSHIP BETWEEN THE COMPANY AND ITS ADVISERS

As at the date of this Rights Circular, there is no relationship between the Company and its advisers except in the ordinary course of business.

15.	RELATED PARTY TRANSACTIONS

The Company has entered into certain transactions with related entities. These related party transactions as at 30 June 2016 are as follows:

•	Diageo Brands Nigeria Limited

Guinness Nigeria purchased all the assets excluding trade receivables from Diageo Brands Nigeria Limited, another indirect subsidiary of Diageo, for a consideration of ₦2.4 billion. This includes the transfer of distribution rights for the marketing and distribution of Diageo’s international premium spirits brands.

•	United Spirits Limited

Guinness Nigeria obtained the rights to distribute and market select mainstream spirit brands of United Spirits Limited, another indirect subsidiary of Diageo, for three years. United Spirits Limited is entitled to royalty, technical know-how and other service incomes amounting to 5% of the net sales value recorded by the Company.

•	Trademark and technology licences

These include exclusive rights granted by various subsidiaries of Diageo to Guinness Nigeria for the know-how, manufacture, distribution and marketing of its international brands. The consideration, payable by Guinness Nigeria, is for a royalty of 0.5% and a technical service fee of 2% of net sales value to its related parties for trademark and technology licences respectively. The royalty and technical service fees payable by Guinness Nigeria for the year ended, 30 June 2016 is ₦2.05 billion.

42

STATUTORY AND GENERAL INFORMATION

Licences approved by the National Office for Technology Acquisition and Promotion are shown below:

Name of party	Purpose	Maximum approved amount
Diageo, Great Britain Limited	Technical know-how and support services and for trademark and quality control	₦	1.11billion
Diageo, North America, Inc.	Technical know-how and support services and for trademark and quality control	₦	714 million
Diageo, Ireland	Technical know-how and support services and for trademark and quality control	₦	9.58 billion
Diageo Brands B.V.	Technical know-how and support services and for trademark and quality control	₦	314 million

•	Support and management services by shares service centre

Guinness Nigeria has a service agreement with East African Breweries Limited, another indirect subsidiary of Diageo, for the provision of support and management services from its shared service centre. The sum of £4.2 million has been approved by NOTAP as technology fee for this agreement and is valid from 17 March 2013 till 16 December 2016. The Company is in the process of renewing the agreement for another three years.

•	Purchases, sales, promotional support, other services and dividend

For the period ended 30 June 2016	Transaction value (₦,000)	Balance due (to) from (₦,000)
Purchases, promotional support and other services
Ultimate parent	(169,591)	(128,659)
Other related parties	(15,571,801)	(7,647,810)
Technical service fees and royalties
Other related parties	(2,045,761)	(938,482)
Dividend payable
Other related parties		(2,206,024)
	(17,787,153)	(10,920,975)
Sales and other services
Ultimate parent	293,517	14,168
Other related parties	7,138,848	732,312
	7,432,365	746,480
Related party loan and finance costs	(7,355,595)	(7,355,595)

16.	DECLARATIONS

Except as otherwise disclosed in this Rights Circular:

i.	No share of Guinness Nigeria is under option or agreed conditionally or unconditionally to be put under option;

ii.	No commissions, discounts, brokerages or other special terms have been granted by Guinness Nigeria to any person in connection with the Issue or sale of any share of the Company;

iii.	Save as disclosed herein, the Directors of Guinness Nigeria have not been informed of any holding representing 5% or more of the issued share capital of the Company;

iv.	There are no material service agreements between Guinness Nigeria or any of its Directors and employees other than in the ordinary course of business;

43

STATUTORY AND GENERAL INFORMATION

v.	No Director of the Company has had any interest, direct or indirect, in any property purchased or proposed to be purchased by the Company in the three years prior to the date of this Rights Circular; and

vi.	No Director of the Company is or has been involved in any of the following:

•	A petition under any bankruptcy or insolvency laws filed (and not struck out) against him/her or any partnership in which he/she is or was a partner or any company of which he/she is or was a Director or key personnel;

•	A conviction in a criminal proceeding or is named subject of pending criminal proceedings relating to fraud or dishonesty; and

•	The subject of any order, judgment or ruling of any court of competent jurisdiction or regulatory body relating to fraud or dishonesty, restraining him/her from acting as an investment adviser, dealer in securities, Director or employee of a financial institution and engaging in any type of business or activity.

17.	CONSENTS

The following have given and not withdrawn their written consents to the issue of this Rights Circular with their names and reports (where applicable) included in the form and context in which they appear:

Directors of the Company	Mr Babatunde Abayomi Savage, FCA
Mr Rory John O’Keeffe
Mr Peter Ndegwa
Mr Ronald Plumridge Mr Leo Breen
Mrs Zainab Abdurrahman
Ambassador Sunday Thomas Dogonyaro, OON, mni
Ms Ngozi Edozien
Professor Joseph Ogbonnaya Irukwu, SAN
Dr Omobola Olubusola Johnson
Mr Bismarck Jemide Rewane

Company Secretary	Mr Rotimi Odusola

Issuing House	Stanbic IBTC Capital Limited

Stockbrokers	Stanbic IBTC Stockbrokers Limited

Auditors	PricewaterhouseCoopers

Solicitors	Aluko & Oyebode

Registrars	Veritas Registrars Limited

Receiving Bank	Stanbic IBTC Bank Plc

18.	DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents can be inspected at Stanbic IBTC Capital Limited’s office located at I.B.T.C. Place, Walter Carrington Crescent, Victoria Island, Lagos, during normal business hours on any weekday (except public holidays), from 24 July 2017 to 30 August 2017:

i.	The Certificate of Incorporation of the Company;

ii.	The Memorandum and Articles of Association of the Company;

iii.	The Rights Circular issued in respect of the Issue;

iv.	The management accounts of the Company for the period ended 31 March 2017;

v.	The audited financial statements of the Company for each of the five years ended 30 June 2016;

vi.	The Shareholders’ Resolutions authorising the Issue;

vii.	The Board Resolution authorising the Issue;

viii.	The list of outstanding claims and litigation referred to in Section 6 on page 38;

ix.	The material contract referred to in Section 9 on page 40;

44

STATUTORY AND GENERAL INFORMATION

x.	The written consents referred to in Section 17 on page 43;

xi.	Letter of approval from SEC; and

xii.	Letter of approval from The NSE.

45

PROVISIONAL ALLOTMENT LETTER

04 July 2017

RIGHTS ISSUE OF 684,494,631 ORDINARY SHARES OF 50 KOBO EACH AT ₦58.00 PER SHARE IN GUINNESS NIGERIA PLC

Dear Sir/Madam

1.	Provisional Allotment

The letter dated 04 July 2017 from the Chairman, which is provided, on page 14 of the Rights Circular contains particulars of the Rights Issue now being made. The Directors have provisionally allotted to you the number of new shares set out on the first page of the enclosed Participation Form, representing 5 new Ordinary Shares for every 11 Ordinary Shares registered in your name at the close of business on 15 March 2017. The new Ordinary Shares will rank pari passu in all respects with the existing Ordinary Shares of the Company.

You may accept all or some of the shares allotted to you or renounce your rights to all or some of them. If you are accepting the provisional allotment in full, kindly complete box A of the Participation Form, while if renouncing your rights partially or in full, kindly complete box B of the form. You may also apply for additional shares over and above your provisional allotment as described in paragraph 2(c) of this letter.

2.	Acceptance and Payment

The receipt of payment with your Participation Form will constitute an acceptance of all or part of this allotment on the terms of this letter, subject to the Memorandum and Articles of Association of the Company and the clearance of the Securities and Exchange Commission. If payment is not received by 30 August 2017, the provisional allotment will be deemed to have been declined and will be cancelled. You may participate in the Rights Issue through any of the following methods:

a)	Full Acceptance

If you wish to accept this provisional allotment in full, please complete box A of the Participation Form. The completed Participation Form together with a cheque or bank draft for the full amount payable must be submitted to any of the Receiving Agents listed on page 47 of the Rights Circular not later than 30 August 2017. The cheque or draft must be made payable to the Receiving Agent and crossed “GUINNESS NIGERIA RIGHTS” with your name, address and mobile number written on the back of the cheque or draft. All cheques and drafts will be presented for payment on receipt and all Participation Forms in respect of which cheques are returned unpaid for any reason will be rejected and returned through the registered post.

Any payment value exceeding ₦10 million should be made via SWIFT, RTGS or NEFT into the designated Offer Proceeds Account stated below:

Account Details	Stanbic IBTC Bank PLC
Account Name	Guinness Nigeria Rights Issue
Account Number	0022241116
Sort Code	221150014

Evidence of all electronic transfers along with a copy of the Participation Form must also be submitted electronically to Stanbic IBTC Capital Limited as stated below. If payment is not received by 30 August 2017, the provisional allotment will be deemed to have been declined and will be cancelled.

46

E-Mail	Telephone
projectbolt@stanbicibtc.com	+234 1 422 8530 +234 1 422 8616 +234 1 422 8136 +234 1 422 8641

Such payment must include the subscriber’s full name in the transfer instruction narrative.

b)	Partial Acceptance

To accept your provisional allotment partially, please complete box B of the Participation Form and submit the completed Participation Form to any of the Receiving Agents listed on page 47 of the Rights Circular together with full amount payable in respect of the number of shares you wish to accept. Payment should be made in accordance with paragraph 2(a) above.

c)	Applying for Additional Shares

This may be done by completing items (ii) and (iii) of box A of the Participation Form. Payment should be made in accordance with paragraph 2(a) above.

Shareholders who apply for additional shares using the Participation Form will be subject to the allotment process and may therefore be allotted less than the number of additional shares applied for (see item 4 below).

3.	Trading in Rights on The NSE

The approval of The NSE has been obtained for trading in the rights of the Company. The rights will be tradable between 24 July 2017 and 30 August 2017 at the price at which the rights are quoted on The NSE. If you wish to renounce your rights partially or in full, you may trade such renounced rights on the floor of The NSE between these dates. Please complete item (iii) of box B of the Participation Form and contact your stockbroker for assistance. If you wish to purchase renounced rights, please contact your stockbroker who will guide you regarding payment and the procedure for purchasing Guinness Nigeria Rights.

U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may transfer rights only in accordance with Regulation S under the U.S. Securities Act.

4.	Allotment of Shares

Allotment of shares will be made first to shareholders who accepted their rights partially or in full, and to investors who purchased rights on the floor of The NSE. Ordinary Shares which are not taken up by 30 August 2017 will be allotted on a pro-rata (equal) basis to existing shareholders who applied and paid for additional shares over and above their provisional allotment.

5.	Subscription Monies

Participation Forms must be accompanied with the full amount due on acceptance in accordance with paragraph 2 above. All subscription monies will be retained in an interest yielding bank account by the Receiving Bank.

6.	Surplus Application Monies

If any application for additional shares is not accepted or accepted for fewer shares than the number applied for, a cheque for the value of the additional shares not accepted including applicable interest will be sent by registered post or electronic payment will be made into the affected subscriber’s account as stated in the Participation Form not later than 5 working days after the date of allotment.

7.	Rounding Principle

Provisional allotment of shares will be such that shareholders will not be allocated a fraction of a share and as such any shareholding giving rise to a fraction of less than one share will be rounded down to the nearest whole number.

47

PROVISIONAL ALLOTMENT LETTER

8.	Settlement

The CSCS accounts of Shareholders will be credited not later than 15 working days from the date of allotment. Certificates of Shareholders that do not provide their CSCS account details or do not have CSCS accounts will be dispatched by registered post not later than 15 working days from the date of allotment.

9.	Notice to Residents of the United States

Residents of the United States should review the “Notice to Residents of the United States” and “Notice to Residents of California” on page 2 of the Rights Circular. No offer of securities is being made to any person resident or located in California in connection with the Rights Issue and any person resident or located in California is prohibited from participating in the Rights Issue.

Yours faithfully

Rotimi Odusola

Company Secretary

48

RECEIVING AGENTS

A copy of the Rights Circular has been forwarded to each of the shareholders whose names appeared in the Company’s Register of Members as at 15 March 2017. The completed Participation Forms together with a cheque or bank draft for the full amount payable may be returned to any of the following Receiving Agents to whom brokerage will be paid at the rate of 50 kobo per ₦100 worth of shares allotted in respect of Participation Forms bearing their official stamp.

The Company and Issuing House cannot accept responsibility for the conduct of any of the institutions listed below. Shareholders are therefore advised to conduct their own enquiries before choosing an agent to act on their behalf. Evidence of lodgement of funds or Participation Forms at any of the Receiving Agents listed below, in the absence of corresponding evidence of receipt by the Issuing House cannot give rise to a liability on the part of the Issuing House or the Company under any circumstances.

BANKS

Access Bank Plc Citibank Nigeria Limited Diamond Bank Plc Enterprise Bank Limited Ecobank Nigeria Plc Fidelity Bank Plc	First Bank of Nigeria Plc First City Monument Bank Limited Guaranty Trust Bank Plc Heritage Bank Plc Keystone Bank Limited	Mainstreet Bank Limited Skye Bank Plc Stanbic IBTC Bank Plc Standard Chartered Bank Nigeria Limited Sterling Bank Plc	Union Bank of Nigeria Plc United Bank for Africa Plc Unity Bank Plc Wema Bank Plc Zenith Bank Plc

STOCKBROKERS AND OTHERS

Adamawa Securities Limited

Adonai Stockbrokers Limited

African Alliance Stockbrokers Limited

Afrinvest (West Africa) Limited

AIMS Asset Management Limited

Alangrange Securities Limited

Allbond Investment Limited

Alliance Capital Managt Co. Limited

Altrade Securities Limited

Amyn Investments Limited

Anchorage Sec & Finance Limited

Anchoria Inv& Securities Limited

Apel Asset Limited

APT Sec. & Funds Limited

Arian Capital Management Limited

ARM Securities Limited

Associated Asset Managers Limited

Atlass Portfolio Limited

Belfry Stockbrokers Limited

Bestlink Investment Limited

Bestworth Assets & Trust Limited

BFCL Assets & Sec Limited

BIC Securities Limited

Bytofel Trust & Securities Limited

Cadington Securities Limited

Calyx Securities Limited

Camry Securities Limited

Capital Asset Limited

Capital Bancorp Limited

Capital Express Securities Limited

Capital Trust Brokers Limited

Cardinal Stone Securities Limited

Cashcraft Asset Mgt. Limited

Cashville Inv& Sec. Limited

Centre-Point Inv. Limited

Century Securities Limited

Chapel Hill Denham Securities Limited

Chartwell Securities Limited

Citi Investment Capital Limited

City-Code Trust & Inv Limited

Clearview Inv Co. Limited

Colvia Securities Limited

Compass Inv and Sec Limited

Consolidated Inv Limited

Consortium Investments Limited

Cordros Capital Limited

Core Trust & Investment Limited

Covenant Securities & Asset Management Limited

Cowry Asset Mgt Limited

Cradle Trust Fin & Sec. Limited

Crane Securities Limited

Crossworld Securities Limited

Crown Capital Limited

CSL Stockbrokers Limited

Dakal Securities Limited

Davandy Finance & Sec Limited

DBSL Securities Limited

De-canon Investments Limited

Deep Trust Investment Limited

De-Lords Securities Limited

Dependable Securities Limited

Diamond Securities Limited

Dolbic Finance Limited

Dominion Trust Limited

DSU Brokerage Services Limited

Dunbell Securities Limited

Dunn Loren Merrifield Securities Limited

Dynamic Portfolios Limited

ECL Asset Management Limited

EDC Securities Limited

Edgefield Capital Management Limited

Emerging Capital Limited

EMI Capital Resources Limited

Empire Securities Limited

Enterprise Stockbroker Plc

Epic Investment Trust Limited

Equity Capital Solutions Limited

Eurocomm Securities Limited

Excel Securities Limited

Express Discount Asset Mgt Limited

Express Portfolio Services Limited

FCSL Asset Management Company Limited

Falcon Securities Limited

FBC Trust & Securities Limited

FBN Securities Limited

Financial Trust Company Nigeria Limited

Fidelity Securities Limited

FinBank Securities Limited

Finmal Finance Company Limited

First Inland Capital Limited

First Inland Sec. & Asset Mgt. Limited

FIS Securities Limited

Fittco Securities Limited

Foresight Sec. & Inv Limited

Forte Financial Limited

Forthright Securities & Investments Limited

Fortress Capital Limited

FSDH Securities Limited

Fund Matrix & Assets Mgt Limited

Future view Financial Services Limited

Future view Securities Limited

Gem Assets Mgt Limited

Genesis Securites & inv. Limited

Gidauniya Inv. & Sec Limited

Global Assets Mgt (Nig) Limited

Global Inv. & Sec. Limited

Global View Consult & Investment Limited

GMT Securities

Golden Securites Limited

Gombe Securities Limited

Gosord Securities Limited

Greenwich Securities Limited

GTI Capital Limited

Harmony Securites Limited

Heartbeat Investments Limited

Hedge Sec. & Inv. Co. Limited

Heritage Capital Mkt Limited

Horizon Stockbrokers Limited

HP Securities Limited

ICMG Securities Limited

ICON Stockbroker Limited

Imperial Assets Mgt Limited

IMTL Securities Limited

Independent Securities Limited

Integrated Trust &Inv. Limited

Intercontinental Securities Limited

International Capital Sec. Limited

International Standard Sec Limited

Interstate Securities Limited

Investment Centre Limited

Investment One Financial Services Limited

Investment One Stock Brokers International Limited

Investors & Trust Co Limited

ITIS Securities Limited

Kakawa Asset Mgt Limited

Kapital Care Trust & Sec. Limited

Kedari Securities Limited

Kinley Securities Limited

Kofana Securities & Inv. Limited

Kundila Finance Services Limited

Laksworth Inv. & Sec Limited

Lambeth Trust & Inv. Co. Limited

LB Securities Limited

Lead Securities and Inv. Limited

Lighthouse Asset Mgt Limited

Lion Stockbrokers Limited

LMB Stockbrokers Limited

Long Term Global Capital Limited

Mact Securities Limited

Magnartis Fin & Inv Limited

Mainland Trust Limited

Maninvest Securities Limited

Marina Securities Stockbroking Services Limited

Maven Asset Mgt Limited

Maxifund Invest & Sec. Limited

Mayfield Investment Limited

MBC Securities Limited

MBL Financial Services Limited

MC-Finerco Investment limited

Mega Equities Limited

Mercov Securities Limited

Meristem Securities Limited

Midas Stockbrokers Limited

Mission Securities Limited

Molten Trust Limited

Morgan Capital Sec Limited

Mountain Investment & Securities Limited

Mutual Alliance Investments and Securities Limited

Network Capital Limited

Networth Securities & Finance Limited

Newdevco Investments & Securities Co Limited

Nigerian Intl Sec Limited

Nigerian Stockbrokers Limited

Nova Finance & Securities Limited

Oasis Capital

Omas Investments & Trust Company Limited

Options Securities Limited

PAC Securities Limited

Parthian Partners Limited

Partnership Investment Company Limited

Peace Capital Market Limited

Peninsula Asset Mgt& Inv Co. Limited

Perfecta Inv Trust Limited

Phronesis Sec Limited

Pilot Securities Limited

Pinefields Inv Serv Limited

PIPC Securities Limited

Pivot Trust and Investment Co Limited

Platinum Capital Limited

Plural Securities Limited

PML Securities Company Limited

Portfolio Advisers Limited

Primera Africa Securities

Prime Wealth Capital Limited

Professional Stockbrokers Limited,

Profund Securities Limited

Prominent Securities Limited

Prudential Securities Limited

Pyramid Securities Limited

Quantum Securities Limited,

Rainbow Securities and Investment Co. Limited

Readings Investment Limited

Redasel Investment Limited

Regency Assets Mgt Limited

Regency Financings Limited

Rencap Securities (Nig.) Limited

Resano Securities Limited

Resort Securities & Trust Limited

Reward Investments and Services Limited

Richmond Securities Limited

Riverside Trust Limited

Rivtrust Securities Limited

Rostrum Inv& Sec Limited

Rowet Capital Mgt Limited

Royal Crest Finance Limited

Royal Trust Securities Limited

Santrust Securities Limited

Securities Africa Financial Limited

Securities Solutions Limited

Securities Trading & Investments Limited

Shelong Investment Limited

Sigma Securities Limited

Signet Investments & Securities Limited

Sikon Securities and Investment Trust Limited

Skyview Capital Limited

SMADAC Securities Limited

Solid-Rock Securities & Investment Limited

Spring Trust & Securities Limited

Springboard Trust & Inv Limited

Stanbic IBTC Asset Mgt Limited

Stanbic IBTC Stockbrokers Limited

Standard Alliance Capital & Asset Management Limited

Standard Union Securities Limited

Stanwal Securities Limited

Strategy and Arbitrage Limited

Summa Guaranty & Trust Co. Plc

Summit Finance Company Limited

Support Services Limited,

Supra Commercial Trust Limited

TFS Securities & Investment Limited

The Bridge Securities Limited

Tiddo Securities Limited

Tomil Trust Limited

Topmost Securities Limited

Tower Asset Management Limited

Tower Securities & Investment Co. Limited

Trade Link Securities Limited

Traders Trust & Investment Company Limited

TransAfrica Financial Services Limited

Transglobe Investment & Finance Co. Limited

Transworld Investment & Securities Limited

Tropics Securities Limited

Trust Yields Securities Limited

Trust House Investments Limited

TRW Stockbrokers Limited

UBA Securities Limited

UIDC Securities Limited

UNEX Capital Limited

Union Capital Markets Limited

Valmon Securities Limited

Valueline Securities & Investments Limited

Vetiva Capital Mgt Limited

Vetiva Securities Limited

Vision Trust & Investment Limited

Wizetrade Capital & Asset Management Limited

WSTC Financial Services Limited

WT Securities Limited

Yobe Inv. & Sec. Limited

Yuderb Inv. & Sec. Limited

Zenith Securities Limited

49

PARTICIPATION FORM

Issuing House

            RC1031358

on behalf of

GUINNESS NIGERIA PLC

                                         RC 771

Rights Issue of

Acceptance List Opens 24 July 2017

684,494,631 Ordinary Shares of 50 kobo each

at ₦58.00 per share

on the basis of 5 new Ordinary Shares

for every 11 shares held as at the close of business on 15 March 2017

PAYABLE IN FULL ON ACCEPTANCE

Acceptance List Closes 30 August 2017

INSTRUCTIONS FOR COMPLETING THE PARTICIPATION FORM

1.	Acceptance and/or renunciation must be made on this Participation Form.

2.	Allottees should complete only ONE of the boxes marked A and B on the reverse of this form. Shareholders accepting the provisional allotment in full should complete box A and submit their Participation Forms to any of the Receiving Agents listed on page 47 of the Rights Circular together with a cheque or bank draft made payable to the Receiving Agent for the full amount payable on acceptance. The cheque or draft must be crossed “GUINNESS NIGERIA RIGHTS”, with the name, address and mobile number of the shareholder written on the back.

Any payment value exceeding ₦10 million should be made via SWIFT, RTGS or NEFT into the designated Offer Proceeds Account stated below:

Account Details	Stanbic IBTC Bank PLC
Account Name	Guinness Nigeria Rights Issue
Account Number	0022241116
Sort Code	221150014

Foreign currency subscribers are advised to contact the Issuing House for the applicable US Dollar exchange rate on the day the remittance is being effected as well as payment details.

Evidence of all electronic transfers must be submitted to the Receiving Agents and the Issuing House. If payment is not received by 30 August 2017, the provisional allotment will be deemed to have been declined and will be cancelled.

3.	Shareholders accepting their provisional allotment partially should complete box B and submit their Participation Forms to any of the Receiving Agents listed on page 47 of the Rights Circular together with the evidence of payment transfer for the partial acceptance in accordance with 2 above.

4.	Shareholders renouncing the provisional allotment partially or in full, who also wish to trade their rights on the floor of The Exchange should complete item (iii) of box B. They should obtain a Transfer Form from their stockbroker, complete it in accordance with these instructions, and return it to the stockbroker together with the completed Participation Form and the amount payable/evidence of transfer for any partial acceptance in accordance with 2 above.

5.	Shareholders who wish to acquire additional shares over and above their provisional allotment may purchase renounced rights by contacting their stockbroker, and/or apply for additional shares by completing item (ii) and (iii) of box A.

6.	All cheques or bank drafts for amounts below ₦10 million will be presented for payment on receipt and all acceptances / applications in respect of which cheques are returned unpaid for any reason will be rejected and cancelled. Shareholders are advised to obtain an acknowledgement of the amount paid from the Receiving Agent through which this Participation Form is lodged.

7.	Joint allottees must sign on separate lines in the appropriate section of the Participation Form.

8.	Participation Forms of corporate allottees must bear their incorporation numbers and corporate seals and must be completed under the hands of duly authorised officials who should also state their designations.

9.	U.S. Holders: Each person who is a U.S. holder (as defined in Rule 800 under the U.S. Securities Act of 1933, as amended) who takes up, purchases, renounces, transfers, trades or otherwise deals in rights will be deemed, by completing this Participation Form or accepting delivery of the rights or new Ordinary Shares offered under the Rights Circular, to have represented and agreed that such person has not offered, sold, pledged or otherwise transferred, and will not offer, sell, pledge or otherwise transfer, rights except in accordance with Regulation S under the U.S. Securities Act of 1933, as amended

FOR REGISTRAR’S USE ONLY

Number of Ordinary Shares Provisionally Allotted	Number of Ordinary Shares Accepted	Number of Additional Ordinary Shares applied for	Number of Ordinary Shares Renounced	Number of Additional Ordinary Shares allotted	Total number of Ordinary Shares Allotted	Total amount payable	Amount paid	Amount to be returned	Bank draft/ cheque number
						₦	₦	₦

STAMP OF RECEIVING AGENT

Guinness Nigeria Rights lssue	50

Please Turn Over

Guinness Nigeria Rights lssue	51

PARTICIPATION FORM

Acceptance and/or renunciation must be made in accordance with the instructions set out on the front of this form. Care should be taken to comply with these instructions as applications that do not comply may be rejected. If you are in doubt as to what action to take, you should immediately consult your Stockbroker, Accountant, Banker, Solicitor, Independent Investment Adviser or any other professional adviser for guidance. The Company and the Issuing House have the discretion to reject any incomplete Participation Form.

Investor’s Stockbroker..........................................................................	CHN Number................................................................................

Stockbroker Code..................................................................................	CSCS Number...............................................................................

A.	FULL ACCEPTANCE / REQUEST FOR ADDITIONAL ORDINARY SHARES
i.	I / We accept in full, the provisional allotment shown on the front of this form
ii.	I / We also apply for additional Ordinary Shares:
Number of Additional Ordinary Shares applied for Additional amount payable at ₦58.00 per share
₦
I / We agree to accept the same or smaller number of additional shares in respect of which allotment may be made to me/us, in accordance with the Provisional Allotment Letter contained in the Rights Circular.
iii.

I / We enclose my / our cheque / bank draft / evidence of payment transfer for ₦.........................................................................................................................................................

being the sum of the amount payable as shown on the front of this form, and the additional amount payable as shown in item (ii) above.

Cheque details: Name of bank / cheque number/branch................................................................................................................................................................................................

...

B.		RENUNCIATION OR PARTIAL ACCEPTANCE
1 Number of Ordinary Shares accepted	2 Amount payable at ₦58.00 per share	3 Number of Ordinary Shares renounced
₦
i.

I / We accept only the number of Ordinary Shares shown in column (1) above and enclose my/our cheque / bank draft for the value shown in column (2) above. Cheque details: Name of bank / cheque number / branch...

...

ii.		I / We hereby renounce my / our rights to the Ordinary Shares shown in column (3) above, being the balance of the Ordinary Shares allocated to me / us.
iii.		I / We confirm that I / We wish to trade my / our rights of ................................................................................................... Ordinary Shares (being my / our renounced shares as shown in Column (3) above) on the floor of The Exchange. I / We shall obtain a Transfer Form from my / our stockbroker, complete it in accordance with his instructions and return it to the stockbroker with the form.

MUST BE FULLY COMPLETED FOR BOTH A AND B
Name (s) (in block letters)

Next of Kin

Daytime Telephone Number	Mobile (GSM) Telephone Number

Email Address

BANK DETAILS (FOR E-DIVIDEND)
Name of Bank

Branch	Incorporation Number and Seal of Corporate Allottee

Account Number

Signature	2nd Signature (Joint only)

Name of Authorised Signatory (corporate only):	Name of Authorised Signatory (corporate only):

Designation (corporate only):	Designation (corporate only):

C.	TRADING IN RIGHTS
i)	Shareholders who wish to trade in their rights partially or in full may trade such rights on the floor of The Exchange. The rights will be traded actively on the floor of The Exchange.
ii)	Shareholders who wish to acquire additional shares over and above their provisional allotment may purchase traded rights (see iv), and / or apply for additional shares by completing item (ii) of box A above.
iii)	Shareholders who purchase rights on the floor of The Exchange are guaranteed the number of shares purchased: they will not be subject to the allotment process in respect of shares so purchased. Those that apply for additional shares by completing item (ii) of box A will be subject to the allotment process i.e. they may be allotted a smaller number of additional shares than what they applied for.
iv)	If you wish to purchase renounced rights, please contact your stockbroker who will guide you regarding payment and the procedure for purchasing Guinness Nigeria rights.
v)	U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may only renounce or trade rights in accordance with Regulation S under the U.S. Securities Act.

STAMP OF RECEIVING AGENT

Guinness Nigeria Rights Issue	52